Exhibit 10.1

Execution Version

Published CUSIP Number:  __________
Revolving Credit CUSIP Number:  __________
Term Loan CUSIP Number:  __________

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 19, 2014

by and among

JACK IN THE BOX INC.,
as Borrower,

the Lenders referred to herein,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender and Issuing Lender,

BANK OF AMERICA, N.A.,
as Syndication Agent

and

FIFTH THIRD BANK,
and
COÖPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK
INTERNATIONAL” NEW YORK BRANCH,
each as a Documentation Agent

WELLS FARGO SECURITIES, LLC,
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Lead Bookrunners

TABLE OF CONTENTS

i

v

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit A-3	-	Form of Term Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H	-	Form of Guaranty Agreement
Exhibit I	-	Form of Collateral Agreement
Exhibit J-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership
Foreign Lenders)
Exhibit J-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership
Foreign Participants)
Exhibit J-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant
Partnerships)
Exhibit J-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender
Partnerships)

SCHEDULES

Schedule 1.1(a)	-	Existing Letters of Credit
Schedule 1.1(b)	-	Restaurant Units Held for Resale
Schedule 1.1(c)	-	Unrestricted Subsidiaries
Schedule 7.1(a)	-	Jurisdictions of Organization and Qualification
Schedule 7.1(b)	-	Subsidiaries and Capitalization
Schedule 7.1(i)	-	ERISA Plans
Schedule 7.1(u)	-	Litigation
Schedule 11.1(c)	-	Permitted Debt
Schedule 11.2	-	Existing Liens
Schedule 11.3	-	Existing Loans, Advances and Investments

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 19, 2014, by and among JACK IN THE BOX INC., a Delaware corporation, as Borrower, the lenders who are or may become a party to this Agreement, as Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Acquisition” means a purchase or other acquisition, direct or indirect, by any Person of all or substantially all of the assets or all or substantially all of the business of any other Person or a line of business of any other Person (whether by acquisition of Capital Stock, assets, permitted merger or any combination thereof); provided that any purchase of restaurant units permitted under Section 11.14 that does not constitute a purchase or acquisition of, or Investment in, another Person, shall not be deemed to be an Acquisition.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.6.

“Administrative Agent’s Fee Letter” means the separate fee letter agreement dated February 24, 2014 among the Borrower, Wells Fargo Securities, LLC and Wells Fargo.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(d).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) solely with respect to the Borrower and its Subsidiaries the power to vote five percent (5%) or more of the securities or other equity interests of the Borrower or any Subsidiary having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative thereto.

“Agreement” means this Second Amended and Restated Credit Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Annual Dividend Limit” has the meaning assigned thereto in Section 11.6(d).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Leverage Ratio:

Pricing Level	Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Greater than or equal to 2.50 to 1.00	0.30%	2.00%	1.00%
II	Greater than or equal to 1.75 to 1.00, but less than 2.50 to 1.00	0.25%	1.75%	0.75%
III	Greater than or equal to 1.00 to 1.00, but less than 1.75 to 1.00	0.25%	1.50%	0.50%
IV	Less than 1.00 to 1.00	0.20%	1.25%	0.25%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) ten (10) Business Days after the day by which the Borrower is required to provide an Officer’s Compliance Certificate pursuant to Section 8.2 for the most recently ended fiscal quarter of the Borrower; provided that (a) the Applicable Margin shall be based on Pricing Level II until the first Calculation Date applicable to the first full fiscal quarter ended after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date.  Except as provided in the preceding sentence, the Applicable Margin shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4.  Nothing in this paragraph shall limit the rights of the Administrative Agent and the Lenders with respect to Sections 5.1(c) and 12.2 nor any of their other rights under this Agreement.  The Borrower’s obligations under this paragraph shall survive the termination of the Revolving Credit Commitments and the repayment of all other Obligations hereunder.

“Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means either of Wells Fargo Securities, LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as joint lead arranger and joint lead bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 14.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1.0% and (c) except during any period of time during which a notice delivered to the Borrower under Section 5.8 shall remain in effect, LIBOR for an Interest Period of one month plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate.

“Borrower” means Jack in the Box Inc., a Delaware corporation.

“Borrower Materials” has the meaning assigned thereto in Section 8.8.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Asset” means, with respect to the Borrower and its Restricted Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Expenditures” means with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate of all items classified as capital expenditures in accordance with GAAP; provided that for purposes of Section 10.3, “Capital Expenditures” shall exclude the aggregate amount of any such expenditures consisting of Permitted Acquisitions and purchases of restaurant units permitted by Section 11.14 during such period and include the aggregate cost of Capital Assets acquired by Capital Lease during such period.

“Capital Lease” means any lease of any property by the Borrower or any of its Restricted Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other ownership interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (other than any franchise agreements) and (f) for purposes of (i) the definitions of Disqualified Capital Stock, Qualified Capital Stock and Wholly Owned and (ii) each of Sections 7.1(n), 11.2, 11.6 and 12.1(g), any and all warrants, rights or options to purchase any of the foregoing (other than franchise agreements).

“Cash Collateralize” means, to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Lender, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and, in each case to the extent applicable, the Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and, in each case to the extent applicable, the Issuing Lender and the Swingline Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and p-cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligations” has the meaning assigned thereto in the definition of “Obligations”.

“Change in Control” has the meaning assigned thereto in Section 12.1(g).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided further, that solely for the purposes of Section 5.10, any increased costs associated with a Change in Law based on the foregoing clauses (i) and (ii) may only be imposed to the extent the applicable Lender or Recipient is generally seeking such costs from other similarly situated borrowers that are similarly affected by the circumstances giving rise to such costs under credit facilities that such Lender or Recipient reasonably deems to afford such Lender or Recipient the legal right to impose such costs, but no such Lender or Recipient shall be required to disclose any proprietary or confidential information in exercising its rights under Section 5.10.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 6.1 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the Amended and Restated Collateral Agreement dated as of March 19, 2014, by and among the Borrower, certain Subsidiaries of the Borrower party thereto and, to the extent applicable, any other Person that joins the Collateral Agreement after the Closing Date, in favor of the Administrative Agent and the Secured Parties, in the form of Exhibit I, as amended, restated, supplemented or otherwise modified from time to time hereafter.

“Commitment” means, as to any Lender, the sum of such Lender’s Revolving Credit Commitment and Term Loan Commitment, as applicable, as set forth in the Register, as such Commitment may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof.

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility, the L/C Facility and the Term Loan Facility.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Debt” means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP (to the extent GAAP applies): (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all such obligations under non-competition agreements or earn-out agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due (unless being disputed in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person), (c) all obligations of any such Person as lessee under Capital Leases, (d) all liabilities and obligations of any other Person which would be Debt under this definition if incurred by the Borrower or any of its Subsidiaries which are secured by a Lien on any asset of the Borrower and its Restricted Subsidiaries; provided, that if such liabilities or obligations have not been assumed by, or are not otherwise recourse to (other than to the extent of such Lien), the Borrower or any of its Restricted Subsidiaries, the amount of such Debt included for the purposes of this definition will be the amount equal to the lesser of the fair market value of the assets subject to such Lien and the amount of the Debt secured, (e) all Guaranty Obligations of any such Person with respect to Debt of another Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person, (g) all obligations of any such Person in respect of Disqualified Capital Stock, (h) the Termination Value of any Hedging Agreements, (i) all outstanding payment obligations of any such Person with respect to Synthetic Leases and (j) the outstanding attributed principal amount incurred as an obligation of any such Person under any asset securitization program. The parties hereto agree that notwithstanding anything to the contrary in this definition, the term “Debt” as used in Section 11.1 shall refer only to Debt of the Borrower and its Restricted Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a)  matures, is mandatorily redeemable or is subject to mandatory repurchase (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be (i) subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments or  (ii) otherwise consented to by the Required Lenders), (b) is redeemable or is subject to repurchase at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be (i) subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments or (ii) otherwise consented to by the Required Lenders), in whole or in part, (c) requires the payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Debt or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the later of  (i) the date specified in clause (a) of the definition of Term Loan Maturity Date and (ii) the date specified in Section 2.6(a); provided, that if such Capital Stock is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) in accordance with GAAP:

(a)           Net Income for such period; plus

(b)           the sum of the following, without duplication, to the extent deducted in determining Net Income for such period: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash expenses or charges, including, without limitation, any financing fees to be written off by the Borrower in connection with the repayment of the Debt under the Existing Credit Agreement, non-cash compensation expense and non-cash impairment charges (provided, however, that non-cash charges under this clause (iii) reserved for cash charges to be taken in the future shall be excluded), (iv) nonrecurring losses, expenses or charges (including restructuring and severance costs) not otherwise added to Net Income pursuant to this clause (b) in an aggregate amount not to exceed 5% of EBITDA for such period (as determined prior to the application of this clause (b)(iv)) or otherwise approved by the Administrative Agent in its sole discretion, (v) extraordinary losses (other than losses from discontinued operations), (vi) non-cash losses attributable to movement in the mark-to-market valuation of Hedging Obligations and commodity swaps pursuant to FASB ASC 815, (vii) non-recurring restructuring charges or expenses that are incurred, taken or recognized prior to the last day of the Borrower’s 2015 Fiscal Year in connection with the Borrower’s ongoing cost reduction initiatives, including costs of the Borrower’s early retirement offer, store closings and other costs associated with position eliminations and outsourcing activities, including severance and related costs and related legal and consulting fees; provided, that the aggregate amount permitted to be added to Net Income pursuant to this clause (b)(vii) in any applicable fiscal quarter shall not (when aggregated with all amounts added to Net Income pursuant to this clause (b)(vii) in any prior fiscal quarters) exceed $20,000,000 and (viii) non-recurring losses, charges or expenses (including other restructuring costs, write offs or impairments) incurred, taken or recognized solely during the fiscal quarters ended September 30, 2012, January 20, 2013 and April 14, 2013 in connection with the outsourcing of the Borrower’s distribution business, in an amount equal to (A) $8,777,000 for the fiscal quarter ended September 30, 2012, (B) $4,667,000 for the fiscal quarter ended January 20, 2013 and (C) $1,227,000 for the fiscal quarter ended April 14, 2013; minus

(c)           the sum of the following, without duplication, to the extent included in determining Net Income for such period: (i) non-cash gains attributable to movement in the mark-to-market valuation of Hedging Obligations and commodity swaps pursuant to FASB ASC 815, (ii) all other non-cash items increasing Net Income for such period, extraordinary gains, non-recurring gains, gains realized in connection with any sale of assets not made in the ordinary course of business (it being understood and agreed that any sale of restaurant units to franchisees are sales in the ordinary course of business for purposes of determining EBITDA), and any gains realized in connection with the sale, transfer or liquidation of assets in connection with the outsourcing of the Borrower’s distribution business or the disposition of securities or the early extinguishment of Debt, together with any related provision for taxes on any such gain, and (iii) the net income of any Person that is accounted for by the equity method of accounting (except to the extent of the amount of dividends or similar distributions paid in cash to the Borrower or a Restricted Subsidiary of the Borrower).

In determining EBITDA, the cumulative effect of a change in accounting principles shall be disregarded, and EBITDA shall be calculated on a pro forma basis to give effect to any Material Acquisition or Purchase or Material Dispositions as set forth below, in a manner reasonably determined by, and certified by the chief financial officer of the Borrower, or another Responsible Officer reasonably acceptable to the Administrative Agent, and supported by financial information and related calculations in form and substance reasonably satisfactory to the Administrative Agent.  Each such pro forma calculation shall be made, assuming such transaction occurred on the first day of the applicable period for which EBITDA is being calculated, (A) to include the EBITDA attributable to any Person, assets, business or line of business acquired pursuant to any Material Acquisition or Purchase during such period and (B) to exclude the EBITDA attributable to any Person, assets, business or line of business sold, transferred or otherwise disposed of pursuant to Material Disposition during such period.  As used in this definition, “Material Acquisition or Purchase” means any Permitted Acquisition of any Person, assets, business or line of business and any purchase (or series of related purchases) of restaurant units from franchisees pursuant to Section 11.14 in each case that involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $10,000,000 and “Material Disposition” means any sale, transfer or disposition (or series of related sales, transfers or dispositions) of any Person, assets, business or line of business (excluding any sales of restaurant units to franchisees and other sales, transfers or dispositions of any Person, assets, business or line of business in the ordinary course of business) in each case that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $10,000,000.

“EBITDAR” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) EBITDA for such period, plus (b) Rental Expense for such period.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is sponsored, maintained, contributed to, or required to be contributed to by the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been sponsored, maintained, contributed to, or required to be contributed to by the Borrower or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 11 of the Guaranty Agreement).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g), (d) any United States federal withholding Taxes imposed under FATCA and (e) all liabilities, penalties and interest with respect to any of the foregoing.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 5, 2012, by and among the Borrower, certain banks and other financial institutions, as lenders, and Wells Fargo, as administrative agent, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a).

“Existing Permitted Franchisee Financing Documents” means, collectively, (a) that certain Loan and Security Agreement dated as of January 14, 2011, by and among, Jack in the Box Franchise Finance, LLC, the Borrower, Nieuw Amsterdam Receivables Corporation, as conduit lender, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, as facility agent and as a committed lender, certain other committed lenders, conduit lenders and facility agents party thereto, U.S. Bank National Association, as paying agent and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, as administrative agent, (b) the Capital Note Purchase Agreement, dated as of January 14, 2011 by and among Jack in the Box Franchise Finance, LLC and the Borrower and (c) the Sale Agreement dated January 14, 2011 by and among Jack in the Box Franchise Finance, LLC and the Borrower.

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loan made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on the Sunday that is closest to September 30.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) on a Consolidated basis without duplication, the sum of (a) all Debt of the Borrower and its Restricted Subsidiaries referred to in clauses (a), (c) and (f) of the definition of “Debt” (excluding, in the case of clause (f), Debt in respect of obligations under any undrawn letter of credit) and (b) to the extent that the underlying guaranteed Debt would be Debt of the types referred to in clause (a) of this definition, Debt referred to in clause (e) of the definition of “Debt” (including, without limitation, any Guaranty Obligations of the Borrower or any of its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) in connection with any Permitted Franchisee Financing Program).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied on such date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means the Restricted Subsidiaries that are Domestic Subsidiaries of the Borrower in existence on the Closing Date and any other Person which, after the Closing Date, becomes a party to the Guaranty Agreement by executing and delivering a Joinder Agreement.

“Guaranty Agreement” means the unconditional Amended and Restated Guaranty Agreement dated as of March 19, 2014, executed by each of the Guarantors in favor of the Administrative Agent and the Secured Parties, in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time hereafter.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The parties hereto agree that notwithstanding anything to the contrary in this definition, the term “Guaranty Obligations” as used in the definition of Debt for purposes of Section 11.1 shall refer only to Guaranty Obligations of the Borrower and its Restricted Subsidiaries.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement; provided, that in no event shall any commodity swap or other agreement or arrangement related to commodity prices constitute a “Hedging Agreement” under this Agreement.

“Hedging Bank” means any Person that, (a) at the time it enters into a Hedging Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Hedging Agreement with a Credit Party, in each case in its capacity as a party to such Hedging Agreement.

“Hedging Obligations” has the meaning assigned thereto in the definition of “Obligations”.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Collateral Account” means a collateral account established and maintained by the Independent Issuer. The amounts held in such collateral account shall in no event exceed $55,000,000 in the aggregate at any time, shall be subject to the Lien of the Independent Issuer pursuant to Section 11.2 and shall be available to reimburse the Independent Issuer for draws, fees, expenses and related obligations with respect to the Independent Letters of Credit in the event that the Borrower defaults on its reimbursement obligations to the Independent Issuer with respect to such letters of credit.

“Independent Issuer” means Wells Fargo, in its capacity as issuer of the Independent Letters of Credit.

“Independent Letters of Credit” means those letters of credit issued by the Independent Issuer for the account of the Borrower in an aggregate maximum face amount not to exceed $50,000,000.  The Independent Letters of Credit shall be issued outside of the Credit Facility and shall not constitute Letters of Credit under this Agreement. Each Independent Letter of Credit shall expire on a date satisfactory to the Independent Issuer, which date shall be no later than the earlier of (A) one (1) year after the date of its issuance (but any Independent Letter of Credit may, by its terms, be renewable annually with the consent of the Independent Issuer), and (B) the fifth (5th) Business Day prior to the date specified in Section 2.6(a).

“Innovation Center Property” means the Borrower’s product marketing, research and development facility in San Diego, California (including the real property upon which such facility is situated and the adjacent property of approximately four acres that is owned by the Borrower).

“Insurance and Condemnation Proceeds” has the meaning assigned thereto in Section 4.4(b)(iv).

“Interest Expense” means, with respect to the Borrower and its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases), net of all interest income of the Borrower and its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) for such period, all determined for such period on a Consolidated basis without duplication, in accordance with GAAP.

“Interest Period” has the meaning assigned thereto in Section 5.1(b).

“Investments” has the meaning assigned thereto in Section 11.3.

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means Wells Fargo in its capacity as issuing lender hereunder and any successor thereto appointed pursuant to Section 13.6.

“Joinder Agreement” means, each Joinder Agreement executed in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, in each case in form and substance to be mutually agreed upon by the Borrower and the Administrative Agent.

“Joint Fee Letter” means the separate fee letter agreement dated February 24, 2014, among the Borrower, the Arrangers, Wells Fargo and Bank of America, N.A.

“L/C Commitment” means the lesser of (a) Seventy-Five Million Dollars ($75,000,000) and (b) the Revolving Credit Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means the collective reference to all the Revolving Credit Lenders.

“L/C Supporting Documentation” has the meaning assigned thereto in Section 3.2.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date (including, without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letters of Credit” means the collective reference to the standby letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.

“Leverage Ratio” has the meaning assigned thereto in Section 10.1.

“LIBOR” means,

(a)           for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period.  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

(b)           for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day.  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =                                          LIBOR
                               1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate.

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, the Notes, the Applications, the L/C Supporting Documentation, the Security Documents, the Administrative Agent Fee Letter, the Joint Fee Letter, each Joinder Agreement and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement or otherwise contemplated hereby (excluding any Hedging Agreement or Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the collective reference to the Revolving Credit Loans, the Swingline Loans and the Term Loan, and “Loan” means any of such Loans.

“Maintenance Capital Expenditures” means, for any period, Capital Expenditures for replacement acquisitions, additions and betterments related to restaurant units of the Borrower or any of its Restricted Subsidiaries for such period, including the following: (a) equipment/furnishing, (b) landscaping/site improvements, (c) building improvements, including paint and demolition, (d) roofing, (e) plumbing/sewer, (f) electrical, and (g) parking lot paving/overlay; provided, however, that Maintenance Capital Expenditures shall not include Capital Expenditures related to: (x) new sites, (y) corporate projects, including kitchen/operational enhancements and (z) restaurant re-imaging, including site remodels and rebuilds.

“Margin Stock” has the meaning assigned thereto in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the properties, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole or (b) the ability of the Borrower or any of its Subsidiaries to perform its obligations under any Loan Document.

“Material Contract” means (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $25,000,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Restricted Subsidiaries the failure by the Borrower or any of its Restricted Subsidiaries to comply with which could reasonably be expected to have a Material Adverse Effect.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time (or such lesser amount as may be agreed to by the Issuing Lender in its sole discretion) and (b) in all cases other than those specified in clause (a), an amount equal to the applicable Fronting Exposure (including, to the extent applicable, any requested Swingline Loan).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries from such sale less the sum of (i) all income taxes and other taxes paid or reasonably estimated to be payable within two (2) years from the date of such sale or disposition as a result of such sale or disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any other fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any issuance of Debt (including, without limitation, the Permitted Senior Notes and Subordinated Debt), the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or its Restricted Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all expenses of collection; provided, that Net Cash Proceeds shall not include any such cash received by or on behalf of the Borrower or its Restricted Subsidiaries with respect to any Permitted Sale-Leaseback Transaction with respect to the Innovation Center Property.

“Net Income” means, with respect to the Borrower and its Restricted Subsidiaries, for any period of determination, the net income (or loss) for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Restricted Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to the Borrower or any of its Restricted Subsidiaries by dividend or other distribution during such period (in an amount not to exceed the Borrower’s or such Restricted Subsidiary’s share of equity income from such Person), (b) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive) of any Subsidiary that is not a Guarantor, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any Credit Party of such net income (A) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (B) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.11 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Notes, and “Note” means any of such Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(d).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on the Loans, (b) the L/C Obligations, (c) all existing or future payment and other obligations owing by any Credit Party under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with a Hedging Bank, other than an Excluded Swap Obligation (all such obligations with respect to any such Hedging Agreement, “Hedging Obligations”), (d) all existing or future payment and other obligations owing by any Credit Party under any Cash Management Agreement (which such Cash Management Agreement is permitted hereunder) with a Cash Management Bank (all such obligations with respect to any such Cash Management Agreement, “Cash Management Obligations”) and (e) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Secured Parties or the Administrative Agent, in each case under or in respect of this Agreement, any Letter of Credit, any other Loan Document or any agreement governing any Hedging Obligations or Cash Management Obligations, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and, in each case, including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (i) the Hedging Obligations and the Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of the Hedging Obligations or the Cash Management Obligations; provided, further, that for the avoidance of doubt, the Obligations shall not include any Excluded Swap Obligation.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” has the meaning assigned thereto in Section 8.2.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Guaranteed Debt” has the meaning assigned thereto in Section 11.1(i).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Participant” has the meaning assigned thereto in Section 14.10(d).

“Participant Register” has the meaning assigned thereto in Section 14.10(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) as amended or modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code.

“Permitted Acquisition” has the meaning assigned thereto in Section 11.3(h).

“Permitted Acquisition Diligence Information” means with respect to any Acquisition proposed by the Borrower or any Restricted Subsidiary thereof, to the extent applicable,

(a)        all financial statements provided to, or otherwise made available to, the Borrower or such Restricted Subsidiary with respect to the Person, assets, business or line of business being acquired; and

(b)        all financial information, all Material Contracts, all customer lists, all supply agreements, and all other material information, in each case to the extent provided to, or otherwise made available to, the Borrower or such Restricted Subsidiary and only to the extent that such information and documents may be provided to the Administrative Agent without the breach of any legally binding agreement; provided that the Borrower or such Restricted Subsidiary shall have negotiated in good faith with the other parties to such Acquisition to allow for such information and documents to be provided to the Administrative Agent;

provided that the Borrower and its Restricted Subsidiaries shall have no obligation to provide such information and documents (i) unless such information and documents are requested by the Administrative Agent to be delivered to the Administrative Agent in connection with such proposed Acquisition, or (ii) to the extent that such information and documents are unable to be provided to the Administrative Agent without the breach of Applicable Law.

“Permitted Acquisition Documents” means with respect to any Acquisition proposed by the Borrower or any Restricted Subsidiary thereof,

(a)         the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, together with all schedules and exhibits thereto and any amendment, modification or supplement thereof; and

(b)         all legal opinions and each other document executed or delivered to the Borrower or such Restricted Subsidiary in connection therewith and any amendment, modification or supplement to any of the foregoing to the extent that such opinions and documents may be provided to the Administrative Agent without the breach of any legally binding agreement (including any such provisions set forth in any legal opinion); provided that the Borrower or such Restricted Subsidiary shall have negotiated in good faith with the other parties to such Acquisition to allow for such opinions and documents to be provided to the Administrative Agent;

provided that the Borrower and its Restricted Subsidiaries shall have no obligation to provide such opinions and documents (i) unless such opinions and documents are requested by the Administrative Agent to be delivered to the Administrative Agent in connection with such proposed Acquisition, or (ii) to the extent that such opinions and documents are unable to be provided to the Administrative Agent without the breach of Applicable Law.

“Permitted Franchisee Financing Program” means any financing arrangement whereby the Borrower or any Subsidiary directly or indirectly invests in a Permitted Franchisee Financing SPE or incurs a Guaranty Obligation with respect to Debt incurred by a Permitted Franchisee Financing SPE in order to permit the Permitted Franchisee Financing SPE to obtain third party Debt for the benefit of franchisees of the Borrower and its Subsidiaries, including without limitation, the franchisee financing program established under the Existing Permitted Franchisee Financing Documents.

“Permitted Franchisee Financing SPE” means any special purpose Subsidiary (including, without limitation, Jack in the Box Franchise Finance, LLC) or other Person that is a special purpose entity in which the Borrower or any Subsidiary owns any Capital Stock created solely to provide or facilitate franchisee financing pursuant to any Permitted Franchisee Financing Program; provided that:

(a)         except for the Guaranty Obligations permitted pursuant to Section 11.1(r); no portion of the Debt or any other obligations (contingent or otherwise) of any such Person (i) may be guaranteed by the Borrower or any of its Subsidiaries, (ii) may be recourse to, or obligate, the Borrower or any of its Subsidiaries (other than such Person) in any way or (iii) may subject any property or asset of the Borrower or any of its Subsidiaries (other than such Person), directly or indirectly, contingently or otherwise, to the satisfaction thereof;

(b)         the Borrower and its Subsidiaries may not have any material contract, agreement, arrangement or understanding with any such Person other than on terms no less favorable to the Borrower or any of its Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or any of its Subsidiaries;

(c)          the Borrower and its Subsidiaries may not (i) have any obligation to maintain or preserve the financial condition of any such Person (except for the Guaranty Obligations permitted pursuant to Section 11.1(r)) or (ii) cause any such Person to achieve certain levels of operating results;

(d)         such Person shall not own or hold any assets, or conduct any operations, other than those reasonably necessary to comply with the terms the Permitted Franchisee Financing Program to which such Person is a party; and

(e)          such Person shall not incur, assume or suffer to exist any Debt other than Debt under or relating to the Permitted Franchisee Financing Program to which such Person is a party.

“Permitted Sale-Leaseback Transaction” means any sale and leaseback transaction with any Person providing for the leasing by the Borrower or any of its Restricted Subsidiaries of real or personal property of (a) existing restaurant units owned by the Borrower or any Restricted Subsidiary on the Closing Date and held for resale as set forth on Schedule 1.1(b), (b) newly created restaurant units not in existence on the Closing Date, (c) existing restaurant units owned by any franchisee of the Borrower or lessor to the Borrower or any of its Subsidiaries that are acquired by the Borrower after the Closing Date or (d) the Innovation Center Property; provided that, in each case, the restaurant unit or units (or the Innovation Center Property) are sold by the Borrower or such Restricted Subsidiary for fair value and cash consideration only; and provided further that, the aggregate amount of gross proceeds for all such sales in any Fiscal Year of the Borrower shall not exceed $115,000,000.

“Permitted Senior Notes” means senior unsecured notes issued by the Borrower in an aggregate principal amount not to exceed $300,000,000; provided that:

(a)          no Default or Event of Default shall exist at the time of such issuance or after giving effect thereto;

(b)          the Borrower shall deliver an Officer’s Compliance Certificate to the Administrative Agent demonstrating pro forma compliance with the covenants contained in Sections 10.1 and 10.2 both before and immediately after giving effect to such issuance (including (1) the incurrence of Debt in connection therewith, (2) the prepayment of term Debt in connection therewith and (3) the prepayment of revolving Debt in connection therewith to the extent that the commitment with respect to such revolving Debt is permanently reduced at the time of such prepayment);

(c)          the terms and conditions of such notes (other than the interest rate and any original issue discount, which shall be consistent with the then-market interest rate and original issue discount for such type of senior unsecured notes (as reasonably determined in good faith by the board of directors of the Borrower)) shall be reasonably satisfactory to the Administrative Agent;

(d)          the final maturity date of any such notes shall be no earlier than the date that is six (6) months after the later of (i) the date specified in Section 2.6(a) and (ii) the date specified in clause (a) of the definition of Term Loan Maturity Date and shall not require any scheduled amortization or scheduled repayment of the principal thereof prior to its final maturity date; and

(e)          the Net Cash Proceeds of such issuance shall be used to prepay the Term Loan and, to the extent applicable, to temporarily prepay the Revolving Credit Loans pursuant to Section 4.4(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned thereto in Section 8.8.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Public Lenders” has the meaning assigned thereto in Section 8.8.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 14.10(c).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221).

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System (12 C.F.R. 224).

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Rental Expense” means, with respect to the Borrower and its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) for any period, all rental expenses with respect to Operating Leases (including, without limitation, any rental expenses incurred in connection with a Permitted Sale-Leaseback Transaction) of the Borrower and its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) for such period, net of all cash received from rental payments made by sublessees to the Borrower or any of its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) during such period, determined on a Consolidated basis in accordance with GAAP.

“Required Lenders” means, at any date, (a) any combination of Lenders holding more than fifty percent (50%) of the sum of (i) the aggregate amount of the Revolving Credit Commitment plus (ii) the aggregate outstanding principal amount of the Term Loan or (b) if the Revolving Credit Commitment has been terminated, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit; provided that the Revolving Credit Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, at any date, any combination of Revolving Credit Lenders holding more than fifty percent (50%) of the sum of the aggregate amount of the Revolving Credit Commitment or, if the Revolving Credit Commitment has been terminated, any combination of Revolving Credit Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit under the Revolving Credit Facility; provided that the Revolving Credit Commitment of, and the portion of the Extensions of Credit under the Revolving Credit Facility, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means, as to any Person, any of the following: the chief executive officer, chief financial officer or treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans and to purchase participations in Letters of Credit and Swingline Loans, as such amount may be reduced or increased at any time or from time to time pursuant to the terms hereof.  The aggregate Revolving Credit Commitment of all Revolving Credit Lenders on the Closing Date shall be Six Hundred Million Dollars ($600,000,000).

“Revolving Credit Commitment Percentage” means, as to any Revolving Credit Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Revolving Credit Lender to (b) the Revolving Credit Commitments of all Revolving Credit Lenders.  If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II of this Agreement.

“Revolving Credit Lender” means each Lender with a Revolving Credit Commitment.

“Revolving Credit Loan” means any revolving credit loan made to the Borrower pursuant to Section 2.1, and all such revolving credit loans collectively as the context requires.

“Revolving Credit Maturity Date” means the earliest of the dates referred to in Section 2.6.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form of Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means the Administrative Agent, the Lenders, the Issuing Lender , each Hedging Bank and each Cash Management Bank.

“Security Documents” means the collective reference to the Guaranty Agreement, the Collateral Agreement and each other agreement or writing pursuant to which the Borrower or any Restricted Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Solvent” means, as to the Borrower and its Restricted Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Subject Distribution” means cash dividends and acquisitions of Capital Stock that are made pursuant to Section 11.6(b) or Section 11.6(c)(ii) at the time when the Leverage Ratio, calculated on a pro forma basis after giving effect to all outstanding Funded Debt as of the date of the applicable payment of cash dividends or acquisition of Capital Stock and any Funded Debt incurred in connection therewith, is greater than or equal to 2.75 to 1.00.

“Subordinated Debt” means the collective reference to any Debt of the Borrower or any Restricted Subsidiary subordinated in right and time of payment to the Obligations with a maturity date that is no earlier than the date that is six (6) months after the later of (a) the date specified in Section 2.6(a) and (b) the date specified in clause (a) of the definition of Term Loan Maturity Date and containing (i) subordination terms satisfactory to the Administrative Agent and (ii) such other terms and conditions (other than the interest rate and any original issue discount, which shall be consistent with the then-market interest rate and original issue discount for such type of subordinated debt (as reasonably determined in good faith by the board of directors of the Borrower)) that are reasonably satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower; provided that, notwithstanding the foregoing, the Unrestricted Subsidiaries shall not be deemed to be Subsidiaries for the purposes of Articles X and XI of this Agreement.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the lesser of (a) Twenty Million Dollars ($20,000,000) and (b) the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

“Swingline Termination Date” means the first to occur of (a) the resignation of Wells Fargo as Administrative Agent in accordance with Section 13.6 and (b) the Revolving Credit Maturity Date.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan” means the term loan to be made to the Borrower by the Lenders pursuant to Section 4.1.

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Term Loan to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on the Register, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make the Term Loan.  The Term Loan Commitment of all Term Loan Lenders as of the Closing Date shall be Two Hundred Million Dollars ($200,000,000).

“Term Loan Facility” means the term loan facility established pursuant to Article IV of this Agreement.

“Term Loan Lender” means any Lender with a Term Loan Commitment or holding a portion of the outstanding Term Loan.

“Term Loan Maturity Date” means the first to occur of (a) March 19, 2019 or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

“Term Loan Percentage” means, as to any Lender, (a) prior to making the Term Loan, the ratio of (i) the Term Loan Commitment of such Lender to (ii) the Term Loan Commitments of all Lenders and (b) after the Term Loan is made, the ratio of (i) the outstanding principal balance of the Term Loan of such Lender to (ii) the aggregate outstanding principal balance of the Term Loan of all Lenders.

“Term Note” means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Term Loan made by such Lender, substantially in the form of Exhibit A-3, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC or by applicable regulation, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan with two or more contributing sponsors during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA resulting in liability to the Borrower or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if such termination, filing or treatment could reasonably be expected to result in the Borrower making additional contributions to a Pension Plan, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412(n) of the Code or Section 302 of ERISA, or (g) the incurrence by the Borrower or any ERISA Affiliate of any withdrawal liability with respect to the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, any monetary obligations of the Borrower and its Subsidiaries in respect of such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for any Hedging Agreements upon which the Borrower and its Subsidiaries would have a monetary obligation if such Hedging Agreement were to be closed out and a termination value were to be determined on the date of calculation, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Trading With the Enemy Act” means the Trading With The Enemy Act, Pub. L. No. 65-91, 40 Stat. 411 (1917), as amended or modified from time to time.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower listed on Schedule 1.1(c) or which is designated as an Unrestricted Subsidiary after the Closing Date pursuant to Section 9.9, provided that at all times such (a) Unrestricted Subsidiary’s obligations are non-recourse to the Borrower and its Subsidiaries and (b) Unrestricted Subsidiary individually and collectively with all other Unrestricted Subsidiaries meets the requirements set forth in Section 9.9; provided further that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, any Subsidiary that (i) guaranties or provides collateral for the Permitted Senior Notes (if any) or any Subordinated Debt (if any) or (ii) is designated as a “Restricted Subsidiary” (or the equivalent) under, and as defined in, the Permitted Senior Notes (if any), or any Subordinated Debt (if any), shall, in each case, immediately cease to be an Unrestricted Subsidiary upon such designation or its entry into such guaranty or its provision of collateral for the Permitted Senior Notes (if any) or any Subordinated Debt (if any).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Wholly Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly Owned Subsidiaries).

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.2.  Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements  and other writings, however evidenced, whether in physical or electronic form, and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3.  Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, as in effect from time to time, applied on a consistent basis as of any applicable date of determination, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to FASB ASC 825 and FASB ASC 470-20 (or any similar accounting principle permitting a Person to value its financial liabilities or Debt at the fair value thereof).

SECTION 1.4.  UCC Terms.  Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5.  Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6.  References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7.   Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8.  Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit that is available to be drawn at such time; provided that, for any purpose of determining the total amount of L/C Obligations under this Agreement or any other Loan Document with respect to borrowing availability under any credit facility provided for in this Agreement or any other Loan Document, the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Application therefor, whether or not such maximum face amount is in effect at such time (as such amount may be reduced by any amount drawn, reimbursed and no longer available under such Letter of Credit).

SECTION 1.9.   Currency.  All Extensions of Credit shall be made and denominated solely in Dollars.

ARTICLE II
REVOLVING CREDIT FACILITY

SECTION 2.1.   Revolving Credit Loans.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein and therein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less the sum of all outstanding Swingline Loans and L/C Obligations, (b) the principal amount of outstanding Revolving Credit Loans from any Revolving Credit Lender to the Borrower shall not at any time exceed such Lender’s Revolving Credit Commitment less such Lender’s Revolving Credit Commitment Percentage of outstanding L/C Obligations and outstanding Swingline Loans and (c) no more than $450,000,000 of Revolving Credit Loans and Swingline Loans may be borrowed on the Closing Date.  Each Revolving Credit Loan made by a Lender shall be in a principal amount equal to such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2.   Swingline Loans.

(a)                Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that (i) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (A) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (B) the Swingline Commitment and (ii) no more than $450,000,000 of Revolving Credit Loans and Swingline Loans may be borrowed on the Closing Date; provided further that the Swingline Lender will not make a Swingline Loan from and after the date which is one (1) day after it has received written notice from the Administrative Agent (upon the request of the Required Lenders) that one or more of the applicable conditions to Extensions of Credit specified in Section 6.2 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Swingline Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate).

(b)                Refunding.

(i)           Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender.  Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 3:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii)           The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 13.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii)           Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI.  Further, each Revolving Credit Lender agrees and acknowledges that if, prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 12.1(h) or (i) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).

(c)                  Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

SECTION 2.3.   Procedure for Advances of Revolving Credit and Swingline Loans.

(a)                  Requests for Borrowing.  The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a “Notice of Borrowing”) not later than 2:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 2:00 p.m. shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.  Notwithstanding anything to the contrary contained in this Agreement, no Revolving Credit Loans may be made as LIBOR Rate Loans prior to the date that is three (3) Business Days after the Closing Date unless, at least three (3) Business Days prior to the proposed borrowing date of any proposed Revolving Credit Loans, the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement and a Notice of Borrowing with respect thereto.

(b)                  Disbursement of Revolving Credit and Swingline Loans.  Not later than 3:00 p.m. on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, such Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.  Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

SECTION 2.4.   Repayment of Revolving Credit and Swingline Loans.

(a)                  Repayment on Termination Date.  The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but in no event later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b)                  Mandatory Repayment of Revolving Credit Loans.  If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations exceeds the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess, with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such Cash Collateral to be applied in accordance with Section 12.2(b)).

(c)                  Mandatory Repayment from Excess Proceeds.  In the event proceeds remain after the prepayments of Term Loan Facility pursuant to Section 4.4(b)(i) and (ii), an amount equal to such excess proceeds shall be used on the date of the required prepayment under Section 4.4(b)(i) and (ii) to prepay the outstanding principal amount of the Revolving Credit Loans, without a corresponding reduction of the Revolving Credit Commitment with the remaining balance, if any, to be retained by the Borrower.

(d)                  Optional Repayments.  The Borrower may at any time and from time to time repay the Revolving Credit Loans and the Swingline Loans, in whole or in part, upon at least (i) three (3) Business Days’ irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans, (ii) one (1) Business Day irrevocable notice with respect to Base Rate Loans and (iii) same day notice by 2:00 p.m. with respect to Swingline Loans, substantially in the form attached hereto as Exhibit D (a “Notice of Prepayment”) specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans.  A Notice of Prepayment received after 2:00 p.m. shall be deemed received on the next Business Day.  Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.  Notwithstanding the foregoing, any such notice delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Debt, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations, if any, in respect thereof under Section 5.9).

(e)                  Limitation on Repayment of LIBOR Rate Loans.  The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(f)                  Hedging Agreements.  No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Hedging Agreement.

SECTION 2.5.   Permanent Reduction of the Revolving Credit Commitment.

(a)                  Voluntary Reduction.  The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The amount of each partial permanent reduction shall permanently reduce the Lenders’ Revolving Credit Commitments pro rata in accordance with their respective Revolving Credit Commitment Percentages.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Notwithstanding the foregoing, any such notice delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Debt, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations, if any, in respect thereof under Section 5.9).

(b)                  Mandatory Reduction.  If at any time excess proceeds remain after the prepayment of the Term Loan pursuant to Sections 4.4(b)(iii) and/or (iv), the Revolving Credit Commitment shall be permanently reduced on the date of the required prepayment under Sections 4.4(b)(iii) and/or (iv) by an amount equal to the amount of such excess proceeds.

(c)                  Corresponding Payment.  Each permanent reduction permitted or required pursuant to this Section 2.5 shall be accompanied by a payment of principal, first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third to any Letters of Credit then outstanding, in each case sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Such Cash Collateral shall be applied in accordance with Section 12.2(b).  Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral or other arrangements satisfactory to the Issuing Lender for all L/C Obligations, if any) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. Any such Cash Collateral shall be applied in accordance with Section 12.2(b).  If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

SECTION 2.6.   Termination of Revolving Credit Facility.  The Revolving Credit Facility shall terminate on the earliest of (a) March 19, 2019, (b) the date of termination by the Borrower pursuant to Section 2.5 of the entire Revolving Credit Commitment, or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

ARTICLE III
LETTER OF CREDIT FACILITY

SECTION 3.1.   L/C Commitment.

(a)                 Availability.  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the L/C Participants set forth in Section 3.4(a), agrees to issue standby letters of credit (“Letters of Credit”) for the account of the Borrower or, subject to Section 3.8, any Restricted Subsidiary thereof, on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender and the Administrative Agent; provided, that the Issuing Lender shall have no obligation to issue, and the L/C Participants shall have no obligation to participate in, any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate principal amount of outstanding Revolving Credit Loans, plus  the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment. Each Letter of Credit (other than the Existing Letters of Credit) shall (A) be in a minimum amount of $25,000 unless otherwise agreed to by the Issuing Lender, (B) be a standby letter of credit issued to support obligations of the Borrower or any of its Restricted Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (C) expire on a date satisfactory to the Issuing Lender and the Administrative Agent, which date shall be no later than the earlier of (1) one (1) year after the date of its issuance (but any Letter of Credit issued hereunder may, by its terms and consistent with the terms hereof, be renewable annually with the consent of the Issuing Lender), and (2) the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (D) be subject to the ISP98 and/or, to the extent applicable, Uniform Customs, as set forth in the Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. The Issuing Lender shall not at any time be obligated to issue, and the L/C Participants shall have no obligation to participate in, any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

(b)                  Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

SECTION 3.2.   Procedure for Issuance of Letters of Credit.  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information (“L/C Supporting Documentation”) as the Issuing Lender and the Administrative Agent may request. The Borrower will contemporaneously deliver to the Administrative Agent at the Administrative Agent’s Office a copy of such Application and L/C Supporting Documentation. Upon receipt of any Application, the Issuing Lender shall process such Application and the L/C Supporting Documentation delivered to it in connection therewith in accordance with its customary procedures and shall, after approving the same and receiving confirmation from the Administrative Agent that sufficient availability exists under the Revolving Credit Facility for issuance of such Letter of Credit, subject to Section 3.1 and Article VI hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all L/C Supporting Documentation relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower; provided that the Issuing Lender shall not issue a Letter of Credit from and after the date which is one (1) day after it has received written notice from the Administrative Agent (upon the request of the Required Lenders) that one or more of the applicable conditions to Extensions of Credit specified in Section 6.2 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Issuing Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate). The Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and promptly notify each Revolving Credit Lender of the issuance and upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.

SECTION 3.3.    Commissions and Other Charges.

(a)                 Letter of Credit Commissions.  Subject to Section 5.15(a)(iii), the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and, subject to Section 5.15(a)(iii), the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Revolving Credit Commitment Percentages.

(b)                  Issuance Fee.  In addition to the foregoing commission, the Borrower shall pay the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit issued hereunder pursuant to, and in accordance with, the Administrative Agent’s Fee Letter or as otherwise agreed to by the Borrower and the Issuing Lender. Such issuance fee shall be billed by the Administrative Agent and shall be payable by the Borrower in equal quarterly payments, in arrears, on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.

(c)                  Other Costs.  In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

SECTION 3.4.    L/C Participations.

(a)                  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)                  Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify the Administrative Agent and each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)                  Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

SECTION 3.5.    Reimbursement Obligation of the Borrower.  In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), the Issuing Lender not later than 1:00 p.m. on the next succeeding Business Day for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. The Issuing Lender shall deliver written notice of any drawing under a Letter of Credit to the Administrative Agent and the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.6.   Obligations Absolute.  The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender, the Administrative Agent and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Issuing Lender or the Administrative Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender, the Administrative Agent or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.7.   Effect of Application.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

SECTION 3.8.   Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse, or to cause the applicable Restricted Subsidiary to reimburse, the Issuing Lender hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

ARTICLE IV
TERM LOAN FACILITY

SECTION 4.1.   Term Loan.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein and therein, each Term Loan Lender severally agrees to make the Term Loan to the Borrower in a single draw on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date.

SECTION 4.2.   Procedure for Advance of Term Loan.  The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 2:00 p.m. on the Closing Date requesting that the Term Loan Lenders make the Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Term Loan as a LIBOR Rate Loan or multiple LIBOR Rate Loans if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement and a notice of borrowing (in form satisfactory to the Administrative Agent) requesting such LIBOR Rate Loan or LIBOR Rate Loans and specifying (a) the amount of each such LIBOR Rate Loan (which shall be, for each such LIBOR Rate Loan, in an aggregate principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof) and (b) the Interest Period or Interest Periods applicable thereto).  Upon receipt of such notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof.  Not later than 3:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Closing Date.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

SECTION 4.3.   Repayment of Term Loan.  The Borrower shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing June 30, 2014 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT ($)	TERM LOAN BALANCE ($)
2014	June 30	$2,500,000	$197,500,000
	September 30	$2,500,000	$195,000,000
	December 31	$2,500,000	$192,500,000
2015	March 31	$2,500,000	$190,000,000
	June 30	$2,500,000	$187,500,000
	September 30	$2,500,000	$185,000,000
	December 31	$2,500,000	$182,500,000

2016	March 31	$2,500,000	$180,000,000
	June 30	$3,750,000	$176,250,000
	September 30	$3,750,000	$172,500,000
	December 31	$3,750,000	$168,750,000
2017	March 31	$3,750,000	$165,000,000
	June 30	$3,750,000	$161,250,000
	September 30	$3,750,000	$157,500,000
	December 31	$3,750,000	$153,750,000
2018	March 31	$3,750,000	$150,000,000
	June 30	$5,000,000	$145,000,000
	September 30	$5,000,000	$140,000,000
	December 31	$5,000,000	$135,000,000
2019	Term Loan Maturity Date	$135,000,000	$0

If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

SECTION 4.4.   Prepayment of Term Loans.

(a)                  Optional Prepayment of Term Loan.  The Borrower shall have the right at any time and from time to time, upon delivery to the Administrative Agent of a Notice of Prepayment at least three (3) Business Days prior to any repayment, to prepay the Term Loan in whole or in part without premium or penalty except as provided in Section 5.9.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Term Loan as set forth in Section 4.3 in either direct order of maturity, inverse order of maturity or on a pro rata basis, in any case as directed by the Borrower. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.  A Notice of Prepayment received after 2:00 p.m. shall be deemed received on the next Business Day.  Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Debt, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations, if any, in respect thereof under Section 5.9).

(b)	Mandatory Prepayments.

(i)           Debt Proceeds.  The Borrower shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of:

(A)           the aggregate Net Cash Proceeds from any incurrence of Permitted Senior Notes permitted pursuant to Section 11.1(o); and

(B)           the aggregate Net Cash Proceeds in excess of $1,000,000 in the aggregate during any Fiscal Year from any incurrence of Debt by the Borrower or any of its Restricted Subsidiaries not otherwise permitted pursuant to Section 11.1.

Any such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

(ii)           Subordinated Debt Proceeds. The Borrower shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds of any incurrence of Subordinated Debt by the Borrower or any of its Restricted Subsidiaries permitted pursuant to Section 11.1(e).  Any such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

(iii)          Asset Sale Proceeds. The Borrower shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from the sale or other disposition or series of related sales or other dispositions of assets by the Borrower or any of its Restricted Subsidiaries other than sales or other dispositions of assets permitted pursuant to Section 11.5(a) through (i). Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such sale or other disposition or series of related sales or other dispositions of assets by the Borrower or any of its Restricted Subsidiaries; provided that, so long as no Default or Event of Default has occurred and is continuing, no such mandatory principal prepayments shall be required (A) until the Net Cash Proceeds of sales and dispositions exceed $10,000,000 in the aggregate during any Fiscal Year (at which point all such Net Cash Proceeds shall be subject to prepayment in accordance with this Section 4.4(b)(iii) with the date upon which such threshold is exceeded being deemed to be the date of receipt of such Net Cash Proceeds); or (B) in connection with any such Net Cash Proceeds which are committed to be reinvested in assets used in the business of the Borrower and its Restricted Subsidiaries within 12 months after receipt of such Net Cash Proceeds and are thereafter actually reinvested in operating assets used in the business of the Borrower and its Restricted Subsidiaries within 18 months after receipt of such Net Cash Proceeds by the Borrower or such Restricted Subsidiary; provided, that any portion of the Net Cash Proceeds not committed to be reinvested within such 12 month period or actually reinvested within such 18 month period shall be prepaid in accordance with this Section.  Upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all such Net Cash Proceeds received by the Borrower and its Restricted Subsidiaries shall be applied to make prepayments of the Loans and/or Cash Collateralize the L/C Obligations, such prepayments and/or Cash Collateral to be made within three (3) Business Days after the Borrower’s or such Restricted Subsidiary’s receipt of all such Net Cash Proceeds; provided that nothing in this sentence shall require the Borrower to repay a greater amount of Net Cash Proceeds than it would be required to repay pursuant to the first sentence of this Section 4.4(b)(iii).

(iv)          Insurance and Condemnation Proceeds. No later than one hundred eighty (180) days following the date of receipt by the Borrower or any of its Restricted Subsidiaries of any Net Cash Proceeds under any of the property hazard insurance policies maintained by the Borrower or any of its Subsidiaries or from any condemnation proceeding (the “Insurance and Condemnation Proceeds”) which have not been previously reinvested (whether before or after the receipt of such Net Cash Proceeds) as of such date in similar replacement assets, the Borrower shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of the aggregate amount of such Insurance and Condemnation Proceeds in excess of $2,000,000 received by the Borrower or any of its Restricted Subsidiaries with respect to each occurrence for which Insurance and Condemnation Proceeds are received. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Insurance and Condemnation Proceeds received by the Borrower or its Restricted Subsidiaries shall be applied to make prepayments of the Loans and/or Cash Collateralize the L/C Obligations, such prepayments and/or Cash Collateral to be made within three (3) Business Days after the Borrower’s or such Restricted Subsidiary’s receipt of all such Insurance and Condemnation Proceeds.

(v)           Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under Sections 4.4(b)(i) through and including 4.4(b)(iv), the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment under Section 4.4(b)(i) or (ii) shall be applied as follows: first, to reduce the remaining scheduled quarterly principal repayment installments of the Term Loan on a pro rata basis and second, to the extent of any excess, to temporarily prepay the Revolving Credit Loans pursuant to Section 2.4(c); provided, that any excess remaining thereafter shall be returned to the Borrower.  Each prepayment under Section 4.4(b)(iii) or (iv) shall be applied as follows: first, to reduce the remaining scheduled quarterly principal repayment installments of the Term Loan on a pro rata basis and second, to the extent of any excess, to permanently reduce the Revolving Credit Commitment pursuant to Section 2.5(b); provided, that any excess remaining thereafter shall be returned to the Borrower.

Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed.  Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

No prepayment or repayment pursuant to Section 4.4 shall affect any of the Borrower’s obligations under any Hedging Agreement.

ARTICLE V
GENERAL LOAN PROVISIONS

SECTION 5.1.   Interest.

(a)                 Interest Rate Options.  Subject to the provisions of this Section 5.1 at the election of the Borrower, (i) Revolving Credit Loans and the Term Loan shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement) and (ii) any Swingline Loans shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.3 or Section 4.2, as applicable, or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.  Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan and any LIBOR Rate Loan or any portion thereof as to which the Borrower has not duly specified an Interest Period as provided herein shall be deemed to have an Interest Period of one (1) month.

(b)                  Interest Periods.  In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Sections 2.3, 4.2 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six (6) months with respect to each LIBOR Rate Loan; provided that:

(i)           the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)          if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)         any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)         no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and

(v)          there shall be no more than eight (8) Interest Periods in effect at any time.

(c)                  Default Rate.  Subject to Section 12.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 12.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document, and (D) all accrued and unpaid interest shall be payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(d)                  Interest Payment and Computation.  Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2014 and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e)                  Maximum Rate.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 5.2.   Notice and Manner of Conversion or Continuation of Loans.  Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third (3rd) Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 2:00 p.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan.  If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan.  Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan.  If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan.  The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

SECTION 5.3.   Fees.

(a)                  Commitment Fee.  Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lender (other than the Defaulting Lenders, if any); provided that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2014, and ending on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (subject to Section 5.15(a)(iii)(A)) pro rata in accordance with such Lenders’ respective Revolving Credit Commitment Percentages.

(b)                  Other Fees.  The Borrower shall pay to the Arrangers and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Joint Fee Letter and the Administrative Agent’s Fee Letter.  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.4.    Manner of Payment.

(a)                  Sharing of Payments.  Subject to Section 5.4(b), each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Revolving Credit Commitment Percentages or Term Loan Percentages, as applicable, (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 3:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 3:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Subject to Section 5.4(b), upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with the amounts then due and payable to such Lenders, (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the L/C Participants’ commissions shall be made in like manner, but for the account of the L/C Participants. Each payment to the Administrative Agent of the Issuing Lender’s fees and expenses shall be made in like manner, but for the account of the Issuing Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.8, 5.9, 5.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(b)                  Defaulting Lenders.  Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).

SECTION 5.5.    Evidence of Debt.

(a)                  Extensions of Credit.  The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loan and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)                  Participations.  In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 5.6.    Adjustments.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 14.2 hereof) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)           if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.7.     Obligations of Lenders.

(a)                  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)                  Payments by the Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)                  Nature of Obligations of Lenders Regarding Extensions of Credit.  The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit and Swingline Loans are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 5.8.     Changed Circumstances.

(a)                  Circumstances Affecting LIBOR Rate Availability.  In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loan as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (x) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period or (y) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.

(b)                  Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrower may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.

SECTION 5.9.     Indemnity.  The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 5.10.    Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                 Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)                  Certificates for Reimbursement.  A certificate of a Lender, the Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender, the Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                  Delay in Requests.  Failure or delay on the part of any Lender, the Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, the Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender, the Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, the Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.11.    Taxes.

(a)                  Defined Terms.  For purposes of this Section 5.11, the term “Lender” includes the Issuing Lender and the term “Applicable Law” includes FATCA.

(b)                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                  Payment of Other Taxes by the Credit Parties.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                  Indemnification by the Credit Parties.  The Credit Parties shall, jointly and severally, indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.10(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                  Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)           Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                  Treatment of Certain Refunds.  If (i) any party determines, in its sole discretion exercised in good faith, that it (or any of its affiliates) has received a refund of any Taxes or it is entitled to offset against Taxes otherwise owed by it (or its affiliates) Taxes that have been prepaid or deemed prepaid by such party (or its affiliates) or Tax refunds to which such party (or its affiliates) are entitled and (ii) such refund or prepayment constitutes Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                  Survival.  Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.12.   Mitigation Obligations; Replacement of Lenders.

(a)                  Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                  Lender Replacement.  If any Lender requests compensation pursuant to Section 5.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.10), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 14.10;

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)         in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)         such assignment does not conflict with Applicable Law; and

(v)          in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 5.13.   Security.  The Obligations of the Credit Parties shall be secured as provided in the Security Documents.

SECTION 5.14.   Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Issuing Lender or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)                  Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lender and the Swingline Lender as herein provided (other than Liens permitted pursuant to Section 11.2 in favor of a depository bank), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)                 Application.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)                 Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and, to the extent applicable, the Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lender and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 5.15.    Defaulting Lenders.

(a)                  Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 14.11.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 14.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender and the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.

(A)           No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C)           With respect to any letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such commission otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the Issuing Lender and Swingline Lender, as applicable, the amount of any such commission otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such commission.

(iv)           Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate principal amount of outstanding Revolving Credit Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment less such Non-Defaulting Lender’s reallocated percentage of outstanding L/C Obligations and outstanding Swingline Loans.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(b)                  Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a prorata basis by the Lenders in accordance with their Revolving Credit Commitment Percentages (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE VI
CLOSING; CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1.      Conditions to Closing and Initial Extensions of Credit.  The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)                  Executed Loan Documents.  This Agreement, a Revolving Credit Note, in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Term Note in favor of each Term Loan Lender requesting a Term Note, a Swingline Note in favor of the Swingline Lender (if requested thereby) and the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties hereto or thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b)                  Closing Certificates; etc.  The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)           Officer’s Certificate of the Borrower.  A certificate from a Responsible Officer of the Borrower to the effect that all representations and warranties of the Borrower and each Subsidiary thereof contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects); that the Borrower and each Subsidiary thereof is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that there is no (A) pending litigation that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated on the Closing Date under this Agreement and the other Loan Documents or (B) bankruptcy proceeding with respect to the Borrower or any Restricted Subsidiary; that since September 29, 2013, no Material Adverse Effect, or circumstance or condition that could reasonably be expected to result in a Material Adverse Effect, has occurred; that, after giving effect to the transactions contemplated to occur on the Closing Date under this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower and each Subsidiary thereof has satisfied each of the conditions set forth in Sections 6.1 and 6.2.

(ii)           Certificate of Secretary of the Credit Parties.  A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation, certificate of partnership or other organizational document, as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or organization, (B) the bylaws, operating agreement, partnership agreement or other governing document, as applicable, of such Credit Party as in effect on the date of such certifications, (C) resolutions duly adopted by the board of directors or other applicable governing authority of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii)           Certificates of Good Standing.  (A) Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and (B) to the extent available from the applicable jurisdiction, a certificate of the relevant taxing authorities of the jurisdiction of organization of each Credit Party certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv)           Opinions of Counsel.  Favorable opinions of counsel to each Credit Party, addressed to the Administrative Agent and the Lenders with respect to each Credit Party, the Loan Documents and such other matters as the Lenders shall request.

(c)           Collateral.

(i)           Filings and Recordings.  All filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral shall have been forwarded for filing in all appropriate locations and the Administrative Agent shall have received evidence satisfactory thereto that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein, subject to any Liens permitted under Section 11.2.

(ii)           Pledged Collateral.  The Administrative Agent shall have received original stock certificates or other certificates evidencing the Capital Stock pledged as Collateral (to the extent such Capital Stock is certificated) together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

(iii)           Lien Search.  The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy and tax matters) made against each Credit Party as deemed necessary by the Administrative Agent, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

(iv)           Hazard and Liability Insurance.  The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, certificates of property hazard, business interruption and liability insurance covering each Credit Party, evidence of payment of all insurance premiums for the current policy year of each such policy (with appropriate endorsements naming the Administrative Agent as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(d)           Consents; Defaults.

(i)           Governmental and Third Party Approvals.  The Credit Parties shall have received all governmental, shareholder and third party consents and approvals required (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing.

(ii)           No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority (including the SEC and any state securities regulatory authorities) to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

(e)           Financial Matters.

(i)           Financial Condition Certificate.  The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer or treasurer of the Borrower, that (A) after giving effect to the initial Extensions of Credit hereunder and the other transactions contemplated to occur on the Closing Date (including the refinancing of the Existing Credit Agreement), the Borrower and the Credit Parties, taken as a whole, are Solvent, (B) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in Sections 10.1 and 10.2 hereof after giving effect to the initial Extensions of Credit hereunder and the other transactions contemplated to occur on the Closing Date (including the refinancing of the Existing Credit Agreement) and (C) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries.

(ii)           Payment at Closing; Fee Letters.  The Borrower shall have paid to the Arrangers, the Administrative Agent and the Lenders the fees set forth or referenced in Section 5.3 due on the Closing Date and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f)           Miscellaneous.

(i)           Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing, as applicable, from the Borrower in accordance with Section 2.3(a) and Section 4.2 with respect to any Extensions of Credit to be made on the Closing Date, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii)           Refinancing of Existing Debt.

(A)           All existing Debt of the Borrower and its Subsidiaries (other than any Permitted Franchisee Financing SPE), other than the Existing Credit Agreement and Debt permitted pursuant to Section 11.1, shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.

(B)           The commitments under the Existing Credit Agreement shall have been terminated and all loans outstanding under the Existing Credit Agreement shall have been refinanced with the proceeds of the Loans made on the date hereof.

(iii)           Diligence.  The Administrative Agent, shall have completed, to its satisfaction, all legal due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Borrower and its Subsidiaries in scope and determination reasonably satisfactory to the Administrative Agent in its sole discretion.

(iv)           Patriot Act.  Each Credit Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with the requirements of the Patriot Act, applicable “know your customer” and anti-money laundering rules and regulations.

(v)           Absence of Material Adverse Effect.  Since September 29, 2013, no Material Adverse Effect, or circumstance or condition that could reasonably be expected to result in a Material Adverse Effect, has occurred.

(vi)           Absence of Material Litigation.  There is no (A) pending litigation that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated on the Closing Date under this Agreement and the other Loan Documents or (B) bankruptcy proceeding with respect to the Borrower or any Restricted Subsidiary.

(vii)           Other Documents.  The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 13.3, for purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 6.2.   Conditions to All Extensions of Credit.  The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)                  Continuation of Representations and Warranties.  The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) on and as of such borrowing, continuation, conversion issuance or extension date with the same effect as if made on and as of such date except for any representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date.

(b)                  No Existing Default.  No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)                  Notices.  The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), Section 4.2 and Section 5.2.

(d)                  New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

SECTION 7.1.   Representations and Warranties.  To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder that:

(a)                  Organization; Power; Qualification.  Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do a material portion of their business as of the Closing Date are described on Schedule 7.1(a).

(b)                  Ownership.  Each Subsidiary of the Borrower as of the Closing Date is listed on Schedule 7.1(b). As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.1(b). All outstanding shares of the Borrower and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 7.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of the Borrower, except (i) as set forth in the most recent audited financial statements thereof, or (ii) except as described on Schedule 7.1(b).

(c)                  Authorization of Agreement, Loan Documents and Borrowing.  Each of the Borrower and its Restricted Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(d)                  Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.  The execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms and the Extensions of Credit hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, material agreement or other material instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement except, in each case, (A) as may be required by law affecting the offering and sale of securities generally, (B) filings under the UCC and (C) those notices, consents and authorizations which have been obtained prior to the Closing Date.

(e)                  Compliance with Law; Governmental Approvals.  Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority, and has retained all material records and documents required to be retained by it under Applicable Law; except, in each case referred to in clauses (i), (ii) and (iii) above, to the extent that the failure to comply with the terms thereof could not reasonably be expected to have a Material Adverse Effect.

(f)                  Tax Returns and Payments.  Each of the Borrower and its Subsidiaries has timely (after taking into account all available extensions) filed all federal, state, local and other material tax returns required by Applicable Law, and has paid all federal, state, local and other material Taxes therein shown to be due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Responsible Officers of the Borrower and its Subsidiaries, there is (i) no ongoing audit, examination or other investigation by any Governmental Authority of the tax liability of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (ii) no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

(g)                  Intellectual Property Matters.  Each of the Borrower and its Restricted Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. Except to the extent that it could not reasonably be expected to have a Material Adverse Effect, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Restricted Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

(h)                  Environmental Matters.  Except as to matters which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)           the properties owned, leased or operated by the Borrower and its Subsidiaries now do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

(ii)          the Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

(iii)         neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

(iv)         Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(v)          no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or such properties or such operations; and

(vi)         there has been no release, or to the best of the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

(i)           ERISA.

(i)           As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plans other than those identified on Schedule 7.1(i);

(ii)           The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(iii)           As of the Closing Date, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to timely make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan, in each case where such event could reasonably be expected to have a Material Adverse Effect; nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(iv)           Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

(v)           No Termination Event has occurred or is reasonably expected to occur; and

(vi)           Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

(j)           Margin Stock.

(i)           Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” (as each such term is defined or used, directly or indirectly, in Regulation U and Regulation X) any Margin Stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation X; and

(ii)           Following the application of the proceeds of each Extension of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Sections 11.2 or 11.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 12.1(f) will be Margin Stock.

(k)          Government Regulation.  Neither the Borrower nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

(l)           Material Contracts.  Each Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, the Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each written Material Contract. Neither the Borrower nor any Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

(m)         Employee Relations.  Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor, as of the Closing Date, has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)          Burdensome Provisions.  No Subsidiary (other than any Permitted Franchisee Financing SPE) is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to (i) make dividend payments or other distributions in respect of its Capital Stock to the Borrower or any Subsidiary, (ii) transfer any of its assets or properties to the Borrower or any other Subsidiary or (iii) create, incur or assume Liens on any of its properties or assets (whether now owned or hereafter acquired) at any time to secure the Obligations, or that requires the grant of any security for such obligation if security is given for the Obligations, in each case other than (A) any such restriction or encumbrance existing under or by reason of the Loan Documents or Applicable Law; (B) customary restrictions on the transfer of, or Liens upon, the property subject to a Capital Lease set forth in such Capital Lease provided that such restrictions do not apply to any property other than the property financed by such Capital Lease and the proceeds thereof; (C) customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition (not otherwise prohibited by the Loan Documents) of all or substantially all of the Capital Stock in, or assets of, such Subsidiary of the Borrower; (D) customary non-assignment provisions of any contract or lease (provided that such provisions are limited to assets consisting of such contract or lease itself and include no other assets); (E) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary of the Borrower in the ordinary course of business; (F) customary restrictions on the creation or assumption of Liens contained in any Permitted Senior Notes or the documentation governing any Subordinated Debt; (G) customary provisions in joint venture agreements and other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture; (H) in the case of clauses (i) or (ii) above, obligations under any provision of any agreement or other instrument governing Debt that are binding on a Person that becomes a Subsidiary of the Borrower, so long as (1) such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (2) such Debt is otherwise permitted to be incurred or assumed under this Agreement and (3) such obligations are not applicable to any Person, or the properties or assets of any Person, other than the Person that becomes a Subsidiary of the Borrower; (I) restrictions or encumbrances of the type described in clauses (i) and (ii) above that only affect a Subsidiary that is a Guarantor; (J) provisions imposed under or in connection with the granting of Liens permitted under Section 11.2(p) under or in connection with commodity swaps or other agreements or arrangements related to commodity prices provided that such restrictions do not apply to any property other than property granted to secure such obligations; (K) restrictions limited solely to cash or other deposits imposed under contracts entered into in the ordinary course of business; (L) restrictions and encumbrances in any agreement to which any Permitted Franchisee Financing SPE is a party and restrictions on the pledge or assignment of Capital Stock of any Permitted Franchisee Financing SPE owned by the Borrower or any Restricted Subsidiary and (M) any such restriction or encumbrance pursuant to any agreement in existence on the Closing Date entered into in the ordinary course of business; provided that (1) the Borrower represents and warrants that, to the best of its knowledge, no restrictions or encumbrances of the type described in this clause (M) exist (other than any such restrictions or encumbrances referenced in clauses (A) through (L) hereof) and (2) this clause (M) shall not include any restrictions or encumbrances pursuant to any Material Contracts.

(o)          Financial Statements.  (i) The audited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 29, 2013 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) the unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as the last day of each fiscal quarter ended since the date specified in clause (i) for which financial statements are available and the related unaudited statements of income and cash flow for each such fiscal quarter then ended, in each case, are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. As of the Closing Date, the Borrower and its Subsidiaries have no material Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto other than Debt incurred in the ordinary course of business subsequent to the date thereof.

(p)          No Material Adverse Change.  Except as publicly disclosed by the Borrower prior to the Closing Date, since September 29, 2013, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, and since September 29, 2013, no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

(q)          Solvency.  As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and the Credit Parties, taken as a whole, will be Solvent.

(r)           Titles to Properties.  Each of the Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 8.1, except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

(s)           Liens.  None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 11.2.  Neither the Borrower nor any Subsidiary thereof has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any Lien remaining effective as of the Closing Date, except to perfect those Liens permitted by Section 11.2.

(t)            Debt and Guaranty Obligations.  As of the Closing Date, the Borrower and its Subsidiaries have performed and are in compliance in all material respects with all of the terms of each instrument and agreement related to any Debt with a principal amount outstanding in excess of $2,500,000 (including, without duplication, any such agreement relating to any Guaranty Obligation with respect to such Debt) and, as of the Closing Date, no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or any of its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

(u)           Litigation.  Except for matters existing on the Closing Date and set forth on Schedule 7.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority except for any such actions, suits or proceedings which individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(v)           Absence of Defaults.  No event has occurred or is continuing which constitutes a Default or an Event of Default.

(w)           Senior Debt Status.  The Obligations of the Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents rank and shall continue to rank senior in priority of payment to all Subordinated Debt of each such Person and, to the extent applicable, is designated as “Senior Debt” or the equivalent thereof under all instruments and documents relating to all Subordinated Debt of such Person.

(x)             OFAC.  None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower: (i) is a Sanctioned Person or (ii) is in violation of (A) the Trading With the Enemy Act, as amended or modified from time to time, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended or modified from time to time) or any enabling legislation or executive order relating thereto or (C) the Patriot Act. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(y)             Disclosure.  No financial statement, material report, material certificate or other material information furnished in writing by or on behalf of the Borrower or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole and in the context of all publicly available information concerning the Borrower and its Subsidiaries as of the time when made or delivered, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the time when made or delivered; provided that, the representation set forth herein as to any projected financial information, pro forma financial information, estimated financial information and other projected or estimated information is limited to the fact that  such information was prepared in good faith based upon assumptions that the Borrower or such Subsidiary, as applicable, believed to be reasonable as of the date such information was prepared (it being understood that forward looking and estimated information, including projections, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, and that no assurance can be given that any forward looking or estimated information (including any projected financial information) will be realized).

SECTION 7.2.  Survival of Representations and Warranties, Etc.  All representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any Extension of Credit hereunder.

ARTICLE VIII
FINANCIAL INFORMATION AND NOTICES

Until all of the Obligations (other than (a) contingent indemnification obligations not then due, (b) Cash Management Obligations and (c) the Hedging Obligations) have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent’s Office at the address set forth in Section 14.1 or such other office as may be designated by the Administrative Agent from time to time:

SECTION 8.1.   Financial Statements and Projections.

(a)              Quarterly Financial Statements.  As soon as practicable and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year (or, if either such date is earlier, on the date of any required public filing thereof, or five (5) days following any date on which the Borrower may be required to file such statements), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and the absence of footnotes.

(b)              Annual Financial Statements.  As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (or, if either such date is earlier, on the date of any required public filing thereof, or five (5) days following any date on which the Borrower may be required to file such statements), an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.  Such annual financial statements shall be audited by KPMG LLP or another independent certified public accounting firm reasonably acceptable to the Administrative Agent and accompanied by a report thereon by such certified public accounting firm that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

(c)               Annual Business Plan and Financial Projections.  As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management’s assumptions with respect to such projections, accompanied by a certificate from the chief financial officer or treasurer of the Borrower to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such four (4) fiscal quarter period.

SECTION 8.2.   Officer’s Compliance Certificate.  At each time financial statements are delivered pursuant to Sections 8.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F attached hereto (an “Officer’s Compliance Certificate”).

SECTION 8.3.   [Reserved]

SECTION 8.4.   Other Reports.

(a)           Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its board of directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

(b)           Any information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries required to be delivered to the trustee or any noteholder under any Permitted Senior Notes (including, without limitation, any notice required to be delivered thereunder) which are not required to be delivered under this Agreement or any other Loan Document;

(c)           Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request; and

(d)           Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time reasonably requested by the Administrative Agent or any Lender.

SECTION 8.5.   Notice of Litigation and Other Matters.  Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

(a)            the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, which in any such case could reasonably be expected to have a Material Adverse Effect;

(b)            any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(c)             any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof;

(d)            any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

(e)             (i) any Default or Event of Default or (ii) the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

(f)              (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(g)             any event which makes any of the representations set forth in Article VII that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event which makes any of the representations set forth in Article VII that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect.

SECTION 8.6.   Extension of Time.  Notwithstanding anything in this Agreement to the contrary, the Administrative Agent may, in its sole discretion, extend the delivery deadline applicable to any notice, certificate or other information required to be delivered under this Article VIII for a period of time not to exceed five (5) Business Days.

SECTION 8.7.   Accuracy of Information.  All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 7.1(y).

SECTION 8.8.   Public/Private Designation for Borrower Materials.  The Borrower hereby acknowledges that (a) the Administrative Agent and/or an Arranger will make available to the Lenders and the Issuing Lender written materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding any other provision of this Section, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.12.

SECTION 8.9.   Documentation Delivery Requirements.  Documents required to be delivered pursuant to this Article may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 14.1; or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender; provided, further, for the avoidance of doubt, that the Borrower shall be deemed to have satisfied Sections 8.1(a) and (b), respectively, upon the filing within the applicable time period specified herein of its applicable 10-Q or 10-K report with the SEC and the notification to the Administrative Agent (which such notice may be delivered to the Administrative Agent via electronic mail  in accordance with Section 14.1) of (i) the availability of any such report and (ii) the website noted in clause (a) or (b) above where any such report can be viewed.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent.  Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

ARTICLE IX
AFFIRMATIVE COVENANTS

Until all of the Obligations (other than (a) contingent indemnification obligations not then due, (b) Cash Management Obligations and (c) the Hedging Obligations) have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, the Borrower will, and will cause each of its Restricted Subsidiaries to:

SECTION 9.1.   Preservation of Corporate Existence and Related Matters.  Except as permitted by Section 11.4, (a) preserve and maintain its separate existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business, and (b) qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 9.2.   Maintenance of Property.  In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business in accordance with sound business practices, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition in accordance with sound business practices all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

SECTION 9.3.   Insurance.  Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 9.4.   Accounting Methods and Financial Records.  Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

SECTION 9.5.   Compliance with Laws and Approvals.  Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all material Governmental Approvals, in each case applicable to the conduct of its business.

SECTION 9.6.   Environmental Laws.  In addition to and without limiting the generality of Section 9.5, (a) materially comply with, and use commercially reasonable efforts to ensure such material compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Restricted Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor as determined by a court of competent jurisdiction by final nonappealable judgment.

SECTION 9.7.   Compliance with ERISA.  In addition to and without limiting the generality of Section 9.5, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Pension Plan as may be reasonably requested by the Administrative Agent to confirm compliance with this Section.

SECTION 9.8.    Visits and Inspections.  Permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

SECTION 9.9.    Additional Subsidiaries.

(a)              Additional Domestic Subsidiary.  Notify the Administrative Agent of (i) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 9.9(c) below or (ii) the creation or acquisition of any Domestic Subsidiary, and (unless such Domestic Subsidiary has been designated as an Unrestricted Subsidiary pursuant to Section 9.9(d) and subject to Section 9.9(f)) promptly thereafter (and in any event within thirty (30) days (as may be extended by the Administrative Agent in its reasonable discretion)), cause such Person to (A) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) deliver to the Administrative Agent a duly executed Joinder Agreement and comply with the terms of each Security Document, (C) deliver to the Administrative Agent documents of the types referred to in clauses (ii) and (iii) of Section 6.1(b) and (D) deliver to the Administrative Agent such other documents and closing certificates (and including, without limitation, opinions of counsel to such Person) as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)              Additional Foreign Subsidiaries.  Notify the Administrative Agent at the time that any Person becomes a first tier Foreign Subsidiary of any Credit Party, and at the request of the Administrative Agent, promptly thereafter (and in any event within forty-five (45) days after such request (as may be extended by the Administrative Agent in its reasonable discretion)), cause (i) the applicable Credit Party to deliver to the Administrative Agent a supplement to the Security Documents pledging sixty-six percent (66%) of the total outstanding voting ownership interest or Capital Stock (and 100% of the non-voting ownership interest or Capital Stock) of such new Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the ownership interest or Capital Stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent documents of the types referred to in clauses (ii) and (iii) of Section 6.1(b), and (iii) such Person to deliver to the Administrative Agent such other documents and closing certificates (and including, without limitation, opinions of counsel to such Person) as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.  For the avoidance of doubt, no Foreign Subsidiary shall be required to become a “Grantor” under and as defined in the Collateral Agreement.

(c)               Redesignation of Unrestricted Subsidiaries.  At any time, at the option of the Borrower, upon written notice to the Administrative Agent, redesignate an Unrestricted Subsidiary as a Restricted Subsidiary. Further, promptly after the date on which the Borrower or the Administrative Agent determines that either (i) any Unrestricted Subsidiary and its Subsidiaries individually represent two and one half percent (2.5%) or more of (A) the Consolidated EBITDA of the Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended prior to such date or (B) the Consolidated assets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter prior to such date or (ii) all Unrestricted Subsidiaries and their respective Subsidiaries collectively represent in the aggregate five percent (5%) or more of (A) the Consolidated EBITDA of the Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended prior to such date or (B) the Consolidated assets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter prior to such date, then the Borrower shall promptly identify in writing to the Administrative Agent such Unrestricted Subsidiaries to be redesignated as Restricted Subsidiaries to cause such remaining Unrestricted Subsidiaries and their Subsidiaries (after giving effect to such redesignation) to individually represent less than two and one half percent (2.5%) of each of the Consolidated EBITDA of the Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended prior to such date and the Consolidated assets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter prior to such date and collectively represent in the aggregate less than five percent (5%) of each of the Consolidated EBITDA of the Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended prior to such date and the Consolidated assets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter prior to such date.  Furthermore, upon any Unrestricted Subsidiary ceasing to meet the criteria in the definition of “Unrestricted Subsidiary” such Subsidiary shall automatically and without further action be redesignated as a Restricted Subsidiary.  Upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, (x) all outstanding Debt and Liens (if any) of such Subsidiary shall be deemed to have been incurred by such Subsidiary of the Borrower on such date of redesignation and after giving effect to such redesignation and (y) all outstanding Investments of such Subsidiary shall be deemed to be an Investment of a Restricted Subsidiary of the Borrower as of such date of redesignation and after giving effect to such redesignation.  Notwithstanding anything to the contrary in this Agreement, solely for the purposes of this subsection (c) and subsection (d) of this Section EBITDA (and all components thereof) shall be calculated to include the Borrower and each of its Subsidiaries (other than any Permitted Franchisee Financing SPE ), including each Unrestricted Subsidiary.

(d)              Designation of Restricted Subsidiaries.  So long as no Default or Event of Default has occurred and is continuing, at the option of the Borrower, on prior written notice to the Administrative Agent, redesignate any Restricted Subsidiary as an Unrestricted Subsidiary (or designate any newly formed or acquired Subsidiary as an Unrestricted Subsidiary; provided that such formation or acquisition is otherwise permitted hereunder), so long as the Administrative Agent reasonably determines that at the time of such proposed designation (or redesignation, as applicable), and after giving effect thereto, the Unrestricted Subsidiaries and their respective Subsidiaries (including the Subsidiary and its respective Subsidiaries to be designated or redesignated, as applicable, as an Unrestricted Subsidiary) (i) individually represent less than two and one half percent (2.5%) of each of (A) the Consolidated EBITDA of the Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended prior to such date and (B) the Consolidated assets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter prior to such date and (ii) collectively represent in the aggregate less than five percent (5%) of each of (A) the Consolidated EBITDA of the Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended prior to such date and (B) the Consolidated assets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter prior to such date. Such designation (or redesignation, as applicable) shall have an effective date mutually acceptable to the Administrative Agent and Borrower, but in no event earlier than five (5) Business Days following receipt by the Administrative Agent of such written notice.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of such designation in an amount equal to the net book value of the Borrower and its Restricted Subsidiaries’ Investment therein.  No Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary.  Notwithstanding anything to the contrary in this Agreement, solely for the purposes of this subsection (d) and subsection (c) of this Section EBITDA (and all components thereof) shall be calculated to include the Borrower and each of its Subsidiaries (other than any Permitted Franchisee Financing SPE ), including each Unrestricted Subsidiary

(e)               Additional Collateral.  Notify the Administrative Agent, within ten (10) days after the occurrence thereof, of the acquisition of any property by any Credit Party that is of the same type and character of the Collateral subject to any Security Document, but that is not subject to the existing Security Documents (taking into account any after-acquired property provisions thereof), any Person’s becoming a Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the Liens and security interests of the Administrative Agent and the Lenders with respect to the Collateral pursuant to the Security Documents.

(f)                Permitted Franchisee Financing SPE.  Notwithstanding any other provision hereof, no Permitted Franchisee Financing SPE will be required to become a Subsidiary Guarantor or to grant any Lien on its assets to secure the Obligations, nor shall the Capital Stock issued by any Permitted Franchisee Financing SPE be required to be pledged to secure the Obligations, in each case to the extent that such Permitted Franchisee Financing SPE (or the applicable holder of its Capital Stock) is prohibited from taking such actions by Applicable Law or any legally binding agreement to which it is a party.

SECTION 9.10.   Use of Proceeds.  Use the proceeds of the Term Loan and Extensions of Credit under the Revolving Credit Facility to (a) refinance certain existing Debt of the Borrower and its Subsidiaries, including, without limitation, Debt under Existing Credit Agreement (b) pay fees, commissions and expenses incurred in connection with (i) this Agreement and (ii) the refinancing referred to in (a) above and/or (c) finance ongoing working capital requirements and other general corporate purposes (including permitted share repurchases, permitted dividends and Permitted Acquisitions).

SECTION 9.11.   Payment of Taxes and Other Obligations.  Pay and perform all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property except where the failure to pay or perform such items could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.12.   Further Assurances.

(a)                Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the other Secured Parties their respective rights under this Agreement, the Letters of Credit and the other Loan Documents.

(b)               Upon any Responsible Officer of the Borrower or any of its Restricted Subsidiaries becoming aware of any Debt or contractual obligation which contains any negative pledge on any of its properties or assets (whether now owned or hereafter acquired) that restricts or limits its ability to create, incur or assume Liens at any time to secure the Obligations or that requires the grant of any security for such obligation if security is given for the Obligations, other than any negative pledge described in clauses (i) – (viii) of Section 11.11(a), immediately notify the Administrative Agent of the existence and scope of such negative pledge, and as promptly as possible (but in no event later than thirty (30) days after the date the Borrower or any of its Restricted Subsidiaries becomes aware of such negative pledge (as such date may be extended by the Administrative Agent in its sole discretion)) either (i) amend such Debt or contractual obligation to eliminate such negative pledge to the extent applicable to the Obligations or (ii) repay in full and/or terminate such Debt or contractual obligation, in each case to the extent necessary to permit the Obligations to be secured by the properties and assets of the Borrower and its Restricted Subsidiaries without any requirement that security be given for such other obligation if security is given for the Obligations.

ARTICLE X
FINANCIAL COVENANTS

Until all of the Obligations (other than (a) contingent indemnification obligations not then due, (b) Cash Management Obligations and (c) the Hedging Obligations) have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower and its Restricted Subsidiaries on a Consolidated basis will not:

SECTION 10.1.   Maximum Leverage Ratio.  As of any fiscal quarter end permit the ratio of (a) Funded Debt on such date to (b) EBITDA for the four (4) consecutive fiscal quarter period ending on or immediately prior to such date (such ratio, the “Leverage Ratio”) to be greater than 3.00 to 1.00.

SECTION 10.2.   Minimum Fixed Charge Coverage Ratio.  As of any fiscal quarter end, permit the ratio of (a) the sum of (i) EBITDAR for the four (4) consecutive fiscal quarter period ending on or immediately prior to such date less (ii) Maintenance Capital Expenditures for the four (4) consecutive fiscal quarter period ending on or immediately prior to such date to (b) the sum of (i) Rental Expense for the four (4) consecutive fiscal quarter period ending on or immediately prior to such date plus (ii) Interest Expense for the four (4) consecutive fiscal quarter period ending on or immediately prior to such date plus (iii) the sum of all scheduled principal payments required to be made in respect of the Term Loan Facility pursuant to Section 4.3 (after giving effect to adjustment contemplated in Section 4.3) for the four (4) consecutive fiscal quarter period ending on or immediately prior to such date to be less than 1.50 to 1.00.

SECTION 10.3.   Maximum Capital Expenditures.  Permit the aggregate amount of all Capital Expenditures in any Fiscal Year to exceed $175,000,000.  Notwithstanding the foregoing, any unused Capital Expenditure allowance with respect to any Fiscal Year may be carried over to the immediately following Fiscal Year, on a non-cumulative basis; provided, that the amount of any Capital Expenditures in any Fiscal Year shall be deemed made first, in respect of maximum Capital Expenditures for such Fiscal Year and second, in respect of amounts carried over from the prior Fiscal Year.

ARTICLE XI
NEGATIVE COVENANTS

Until all of the Obligations (other than (a) contingent indemnification obligations not then due, (b) Cash Management Obligations and (c) the Hedging Obligations) have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower has not and will not and will not permit any of its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE, as to which the provisions of this Article XI shall be inapplicable) to:

SECTION 11.1.   Limitations on Debt.  Create, incur, assume or suffer to exist any Debt except:

(a)               the Obligations (excluding Hedging Obligations and Cash Management Obligations permitted pursuant to Section 11.1(b));

(b)              Debt incurred in connection with (i) any Hedging Agreement incurred in the ordinary course of business and not for speculative purposes and (ii) Cash Management Obligations entered into in the ordinary course of business;

(c)               Debt existing on the Closing Date, as set forth on Schedule 11.1(c);

(d)              Debt of the Borrower and its Restricted Subsidiaries incurred in connection with Capital Leases and purchase money Debt in an aggregate amount not to exceed $35,000,000 outstanding at any time;

(e)               unsecured Subordinated Debt of the Borrower and Guaranty Obligations of the Guarantors with respect to such Subordinated Debt; provided that in the case of each issuance of Subordinated Debt and each such Guaranty Obligation, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by any issuance of such Subordinated Debt or incurrence of such Guaranty Obligation, (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with Sections 10.1 and 10.2 on a pro forma basis after giving effect to any issuance of such Subordinated Debt or incurrence of such Guaranty Obligation, (iii) the Borrower shall have complied with the requirements of Section 4.4(b) and (iv) all Guaranty Obligations under this subsection (e) shall be subordinated to the Obligations to the same extent that the Subordinated Debt guaranteed by such Guaranty Obligation is subordinated to the Obligations.

(f)               Debt of the Borrower and its Restricted Subsidiaries not otherwise permitted pursuant to this Section 11.1 in an aggregate principal amount not to exceed $25,000,000 outstanding at any time; provided that no more than the lesser of (i) $3,000,000 in aggregate principal amount outstanding at any time and (ii) the amount of such Debt which may be secured pursuant to Section 11.2(q) (after giving effect to any other Debt which is secured thereunder) may be secured;

(g)              Guaranty Obligations with respect to Debt permitted pursuant to subsections (a) through (d) of this Section;

(h)              Debt owed (i) by any Credit Party to another Credit Party, (ii) by any Restricted Subsidiary that is not a Credit Party to another Restricted Subsidiary that is not a Credit Party and (iii) by any Credit Party to a Restricted Subsidiary that is not a Credit Party (provided, that such Debt shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);

(i)                Guaranty Obligations incurred by Borrower with respect to Debt of any Restricted Subsidiary (such Debt, the “Other Guaranteed Debt”); provided that if the Other Guaranteed Debt is subordinated to, or pari passu with, the Obligations, then the Guaranty Obligation must be subordinated to, or pari passu with, as applicable, the Obligations to the same extent as the Other Guaranteed Debt;

(j)                Debt consisting of Capital Leases entered into pursuant to Permitted Sale-Leaseback Transactions;

(k)               indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any Restricted Subsidiary or in connection with judgments that do not result in a Default or Event of Default;

(l)                Debt incurred solely in connection with financing the Innovation Center Property in an aggregate principal amount not to exceed $25,000,000 outstanding at any time;

(m)              Debt of the Borrower or any of its Restricted Subsidiaries consisting of all obligations, contingent or otherwise, of the Borrower or any of its Restricted Subsidiaries relative to the face amount of the Independent Letters of Credit, whether drawn or undrawn, including, without limitation, any reimbursement obligations in connection with the Independent Letters of Credit;

(n)               Debt existing at the time that any Person became a Subsidiary or assets were acquired from such Person in connection with a Permitted Acquisition or a purchase of restaurant units permitted by Section 11.14 to the extent that (i) such Debt was not incurred in connection with or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Debt, (iii) the Administrative Agent has received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that after giving effect to the assumption of such Debt and the acquisition of such Person or such assets pursuant to, and in accordance with, the definition of EBITDA, the Borrower shall be in pro forma compliance with the covenants set forth in Sections 10.1 and 10.2 and (iv) the aggregate principal amount of such Debt outstanding at any time shall not exceed $75,000,000;

(o)               Debt of the Borrower in connection with Permitted Senior Notes and Guaranty Obligations of the Guarantors with respect to the Permitted Senior Notes; provided that the Borrower shall have complied with the requirements of Section 4.4(b);

(p)               Debt of the Borrower or any Restricted Subsidiary incurred pursuant to any earn-out agreement relating to any Permitted Acquisition;

(q)               any refinancings, refundings, renewals or extensions of the Debt permitted pursuant to subsections (c), (d), (e), (f), (j), (l) (n) and (o) above; provided that (A) the principal amount (or accreted value, if applicable) of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (B) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Debt prior to such refinancing, refunding, renewal or extension and (C) any such refinancing, refunding, renewal or extension shall (1) in the case of a refinancing, refinancing, renewal or extension of Debt that was originally permitted to be created, incurred or assumed pursuant to subsection (n) above, satisfy the conditions to the creation, incurrence or assumption of Debt under clause (ii) of subsection (n), (2) in the case of a refinancing, refinancing, renewal or extension of Debt that was originally permitted to be created or incurred pursuant to subsection (o) above, satisfy the terms of the definition of Permitted Senior Notes (other than clause (e) of such definition), (3) in the case of any Subordinated Debt, be (A) on subordination terms at least as favorable to the Administrative Agent and the Lenders and (B) no more restrictive on the Borrower and its Subsidiaries take as a whole than the Subordinated Debt being refinanced, refunded renewed or extended and (4) be in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

(r)                Debt of the Borrower or any Restricted Subsidiary consisting of Guaranty Obligations with respect to the Debt or other obligations of any Permitted Franchisee Financing SPE in connection with any Permitted Franchisee Financing Program; provided that the aggregate amount of such Guaranty Obligations with respect to all Permitted Franchisee Financing Programs (which in each case shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith) including, without limitation, any remaining outstanding Guaranty Obligations under the Permitted Franchisee Financing Program established pursuant to the Existing Permitted Franchisee Financing Documents shall not, at any time, exceed (i) $100,000,000 less (ii) the aggregate amount of outstanding Investments made by the Borrower and its Restricted Subsidiaries in Permitted Franchisee Financing SPEs and/or franchisees pursuant to Section 11.3(e); and

(s)                Debt arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

provided, that in no event shall the Borrower or any of its Restricted Subsidiaries incur, assume or suffer to exist any Guaranty Obligations with respect to Debt of any Unrestricted Subsidiary.

SECTION 11.2.   Limitations on Liens.  Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

(a)                Liens for taxes, assessments and other governmental charges or levies (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(b)                Liens imposed by law, including Liens arising with respect to the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals and other similar Liens incurred in the ordinary course of business, (i) securing obligations which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

(c)                 Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation, or to secure the performance of bids, trade contracts, leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)                 Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(e)                 attachment or judgment Liens not giving rise to an Event of Default;

(f)                  to the extent constituting Liens, leases, subleases, licenses and rights-of use granted to others not interfering in any material respect with the ordinary conduct of business of the Borrower or any of its Restricted Subsidiaries;

(g)                 Liens in favor of a trustee in an indenture relating to the Borrower’s public Debt (including any Permitted Senior Notes) to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee under such indenture;

(h)                 Liens securing the Obligations;

(i)                  Liens in existence on the Closing Date and described on Schedule 11.2 and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 11.1(q) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 11.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(j)                  Liens not otherwise permitted by this Section 11.2, for notice purposes only arising in connection with Permitted Sale-Leaseback Transactions; provided that, with respect to each Permitted Sale-Leaseback Transaction, such notice Liens extend only to the property subject to such Permitted Sale-Leaseback Transaction;

(k)                 Liens securing Debt permitted under Sections 11.1(d) and (j); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset or refinance of such Debt, and (ii) such Liens do not at any time encumber any property other than the property financed by such Debt;

(l)                  a mortgage Lien solely upon the real property and improvements constructed thereon comprising the Innovation Center Property securing the Debt permitted under Section 11.1(l);

(m)                (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Restricted Subsidiary thereof;

(n)                 Liens of the Independent Issuer in and to the Independent Collateral Account and the items deposited therein;

(o)                 Liens on tangible property (including real property) or tangible assets of the Borrower or any Restricted Subsidiary thereof acquired pursuant to a Permitted Acquisition or purchased pursuant to a purchase of restaurant units permitted by Section 11.14, or on tangible property (including real property) or tangible assets of any Restricted Subsidiary of the Borrower which are in existence at the time that such Restricted Subsidiary of the Borrower is acquired pursuant to a Permitted Acquisition and, in each case, securing Debt permitted pursuant to Section 11.1(n) (provided that (i) such Liens (A) are applicable only to specific tangible property (including real property) or tangible assets, (B) are not “blanket” or all asset Liens; and (C) do not attach to any other property or assets of the Borrower or any Restricted Subsidiary thereof and (ii) the aggregate amount of all Debt secured by such Liens shall not exceed $25,000,000 outstanding at any time);

(p)                 Liens securing obligations with respect to any commodity swap or other agreement or arrangement related to commodity prices in an aggregate amount not to exceed $5,000,000 at any time;

(q)                 additional Liens not otherwise permitted by this Section 11.2 in an aggregate amount not to exceed $3,000,000 at any time; and

(r)                  Liens on Cash Collateral granted pursuant to the Loan Documents.

SECTION 11.3.   Limitations on Loans, Advances, Investments and Acquisitions.  Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt (other than Guaranty Obligations permitted pursuant to Section 11.1) or other obligation or security (including any security constituting a warrant or an option with respect to Capital Stock), in each case of any other Person; consummate any Acquisition, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person (all of the foregoing, “Investments”) except:

(a)                  Investments (i) in Restricted Subsidiaries that are or concurrently with such Investment become Credit Parties in accordance with the provisions of Section 9.9, (ii) by any Restricted Subsidiary that is not a Credit Party in any other Restricted Subsidiary, (iii) by any Credit Party in Restricted Subsidiaries that are not Credit Parties in an aggregate amount not to exceed $5,000,000 at any time and (iv) the other loans, advances and Investments made prior to the Closing Date described on Schedule 11.3;

(b)                 Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof (provided that the full faith and credit of the United States is pledged in support of those obligations) maturing within ninety (90) days from the date of acquisition thereof, (ii) commercial paper (A) maturing no more than ninety (90) days from the date of creation thereof and currently having a rating of at least A-2 from S&P or P-2 from Moody’s or (B) maturing no more than one (1) year from the date of creation thereof and currently having a rating of at least A-1 from S&P or P-1 from Moody’s, (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (v) any evidence of debt issued by a state, city, town, county or their agencies and paying interest which is exempt from federal tax; provided, that the maturity is ninety (90) days or less and such debt is rated at least A-1, SP-1 or AAA by S&P or at least P-1, MIG-1 or Aaa by Moody’s and (vi) money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above;

(c)                  Hedging Agreements permitted pursuant to Section 11.1 and any commodity swap or other agreement or arrangement related to commodity prices;

(d)                 Investments in the form of Capital Expenditures permitted pursuant to this Agreement;

(e)                 cash Investments, in (i) Permitted Franchisee Financing SPEs or (ii) franchisees of the Borrower (including, without limitation, any Investments made in any Permitted Franchisee Financing SPE or franchisees pursuant to the Existing Permitted Franchisee Financing Documents); provided that the outstanding amount of such Investments made pursuant to this subsection (e) at any time shall not exceed (A) $100,000,000 less (B) the aggregate amount of Guaranty Obligations with respect to the Debt or other obligations of such franchisees or with respect to the Debt of any Permitted Franchisee Financing SPE permitted under Section 11.1(r);

(f)                  Investments in the form of loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(g)                 additional non-speculative Investments of the Borrower and its Restricted Subsidiaries not otherwise permitted pursuant to this Section 11.3 not to exceed $25,000,000 in the aggregate at any time outstanding; and

(h)                 Investments by the Borrower or any of its Restricted Subsidiaries in the form of Acquisitions (each, a “Permitted Acquisition”); provided that:

(i)           the Person to be acquired shall be engaged in a business, or the assets to be acquired shall be used in a business, similar or complementary to the line of business of the Borrower and its Restricted Subsidiaries, and such Acquisition shall have been approved by the board of directors or equivalent governing body (or the shareholders) of the seller and/or the Person to be acquired;

(ii)          the Borrower or its Restricted Subsidiary, as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

(iii)         the Borrower shall demonstrate, to the reasonable satisfaction of the Administrative Agent, pro forma compliance with the covenants contained in Sections 10.1 and 10.2 both before and immediately after giving effect to such Acquisition pursuant to, and in accordance with, the definition of EBITDA;

(iv)         no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to the Acquisition;

(v)          the Borrower shall deliver written notice of such proposed Acquisition to the Administrative Agent, which notice shall include the proposed closing date of the Acquisition, not less than ten (10) Business Days (or such shorter period of time approved by the Administrative Agent in its sole discretion) prior to such proposed closing date;

(vi)         to the extent requested by the Administrative Agent in connection with any proposed Acquisition for which the aggregate total consideration (including, without limitation, any earn-outs valued in accordance with GAAP) exceeds $50,000,000, the Borrower shall deliver to the Administrative Agent copies of (A) the Permitted Acquisition Documents and (B) the Permitted Acquisition Diligence Information within a reasonable period of time before or after the proposed closing date of such Acquisition;

(vii)        [Intentionally omitted];

(viii)       if, at the time of the consummation of any such Acquisition, the Leverage Ratio, calculated on a pro forma basis after giving effect to the consummation of such Acquisition pursuant to, and in accordance with, the definition of EBITDA and to all outstanding Funded Debt as of the date of applicable Acquisition (including any Funded Debt incurred in connection with such acquisition), equals or exceeds 2.50 to 1.00, as demonstrated in a compliance certificate in form and substance satisfactory to the Administrative Agent and executed by a Responsible Officer of the Borrower, the aggregate consideration (including, without limitation, any earn-outs valued in accordance with GAAP) paid in connection with all Permitted Acquisitions during the term of this Agreement shall not exceed $200,000,000 (it being understood and agreed that any consideration paid in connection with any prior Permitted Acquisitions shall be included in determining the utilization of such amount); and

(i)                  deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 11.2;

For the purposes of Sections 11.3(e), (f) and (g), the “amount” of any loan, advance, extension of credit or investment made by the Borrower or any of its Restricted Subsidiaries (collectively, the “Investors”) in any other Person or Persons (collectively, the “Recipient”) outstanding at any time shall be:

(i)           with respect to any loans, advances or extensions of credit made by any Investor to any Recipient, an amount equal to (A) the principal amount of loans, advances and extensions of credit made to the Recipient, directly or indirectly, by the Investors less (B) the amount of any repayments of principal of such loans, advances or extensions of credit made, directly or indirectly, by the Recipient to the Investors; and

(ii)          with respect to any investment made by any Investor in any Recipient, (A) the amount of capital contributions made in the Recipient, directly or indirectly, by the Investors (without any adjustment for any increase or decrease in value, or any write-up, write-down or write-off with regard to such investment to the extent that such increase or decrease in value or write-up, write-down or write-off does not require any additional capital contribution) less (B) the amount of any dividends and distributions made by such Recipient (directly or indirectly) to such Investor or Investors.

SECTION 11.4.   Limitations on Mergers and Liquidation.  Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except that so long as no Default or Event of Default exists both before and after giving effect to such transaction:

(a)               any Wholly Owned Subsidiary of the Borrower may merge with the Borrower or any other Wholly Owned Restricted Subsidiary of the Borrower; provided that (i) in any merger involving the Borrower, the Borrower shall be the surviving entity and (ii) in any merger involving a Guarantor (that does not also involve the Borrower), a Guarantor shall be the surviving entity;

(b)               any Wholly Owned Restricted Subsidiary of the Borrower may merge with or into the Person such Wholly Owned Restricted Subsidiary was formed to acquire in connection with a Permitted Acquisition (and, in the case of any merger involving a Guarantor, the Guarantor shall be the surviving Person or such surviving Person is or immediately becomes a Guarantor);

(c)               any Wholly Owned Subsidiary of the Borrower may wind-up or dissolve into the Borrower or any Wholly Owned Guarantor; and

(d)               any Person may merge into the Borrower or any of its Wholly Owned Restricted Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or any Guarantor, the continuing or surviving Person shall be the Borrower or such Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower.

For the avoidance of doubt, any Restricted Subsidiary of the Borrower may, in accordance with all applicable laws and upon notice to the Administrative Agent, convert into a different legal form; provided that in the case of any such conversion of a Guarantor into a different legal form, the applicable Guaranty remains in full force and effect after such conversion, all representations and warranties of such Guarantor under the Loan Documents shall remain true and correct on the date of such conversion and the Administrative Agent shall have received all documentation reasonably requested by it in connection with such conversion (including, without limitation, an agreement, in form and substance satisfactory to the Administrative Agent reaffirming such Guarantor’s obligations under the Guaranty and documents of the type referred to in Section 6.1(b)(ii) and (iii) of this Agreement).

SECTION 11.5.   Limitations on Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or any similar transaction), whether now owned or hereafter acquired except:

(a)                the sale or other disposition of (i) inventory and (ii) equipment, in each of cases (i) and (ii), in the ordinary course of business;

(b)                (i) the sale of any property or assets pursuant to a Permitted Sale-Leaseback Transaction and (ii) so long as (A) no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect thereto and (B) the Borrower shall be in pro forma compliance with the covenants contained in Sections 10.1 and 10.2 both before and immediately after giving effect thereto, any disposition or liquidation of assets in connection with the outsourcing of the Borrower’s distribution business;

(c)                the sale or other disposition of (i) Investments in cash or cash equivalents and (ii) obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

(d)                the transfer of assets (i) from a Credit Party to another Credit Party, (ii) from a Credit Party to any Restricted Subsidiary that is not a Credit Party, so long as such transfer is for not less than fair market value and (iii) from a Restricted Subsidiary that is not a Credit Party to any Credit Party, so long as (A) such transfer is for not more than fair market value and (B) if the transferor of such assets is a Domestic Subsidiary, the transferee shall be the Borrower or another Domestic Subsidiary, in the case of each of the foregoing, pursuant to a transaction not otherwise prohibited by the Loan Documents;

(e)                the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and not undertaken as part of an accounts receivable financing transaction;

(f)                 the disposition of any Hedging Agreement or any commodity swap or other agreement or arrangement related to commodity prices;

(g)                so long as no Default or Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect thereto, the sale of restaurant units owned by the Borrower or any Restricted Subsidiary to franchisees;

(h)                leases, subleases, licenses and rights-of-use granted to others not interfering in any material respect with the ordinary conduct of business of the Borrower or any of its Restricted Subsidiaries;

(i)                 to the extent constituting asset dispositions, any Lien permitted by Section 11.2, any Investment or other transaction permitted by Section 11.3, any merger or other transaction permitted by Section 11.4 and any Distribution permitted by Section 11.6; and

(j)                 the sale or other disposition of assets by the Borrower or any Restricted Subsidiary not otherwise permitted under this Section 11.5; provided that (i) as of the time of such sale or other disposition, no Default or Event of Default shall be continuing or would result therefrom, (ii) any such sale shall be for fair value for cash consideration only and (iii) the Borrower shall have complied with the requirements of Section 4.4(b).

SECTION 11.6.   Limitations on Dividends and Distributions.  Declare or pay any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock (all such payments or other distributions, “Distributions”) except:

(a)                the Borrower or any Restricted Subsidiary may declare and pay dividends in shares of its own Qualified Capital Stock;

(b)                the Borrower may (i) declare and pay cash dividends on the Capital Stock of the Borrower and (ii) acquire Capital Stock of the Borrower; provided that:

(A)           no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to such payment or acquisition;

(B)           (1) in the case of a cash dividend on the Capital Stock of the Borrower, the Borrower shall be in pro forma compliance with the covenants contained in Sections 10.1 and 10.2 as of the date of the declaration of such dividend (provided, that such dividend shall be paid within sixty (60) days of such declaration) or (2) in the case of an acquisition of Capital Stock of the Borrower, the Borrower shall be in pro forma compliance with the covenants contained in Sections 10.1 and 10.2 both immediately before and immediately after giving effect to such acquisition and, in each case, if requested by the Administrative Agent, as demonstrated in a compliance certificate in form and substance satisfactory to the Administrative Agent and executed by a Responsible Officer of the Borrower; and

(C)           in the case of any Subject Distribution, (1) the aggregate amount of all Subject Distributions shall not exceed $300,000,000 at any time and (2) immediately prior to and immediately after giving effect to any Subject Distribution permitted pursuant to this clause (b) and any Extensions of Credit incurred in connection therewith, the amount available and permitted to be drawn under the Revolving Credit Facility shall equal or exceed $100,000,000.

(c)                 any Restricted Subsidiary may pay cash dividends to the holders of its Capital Stock; provided that, so long as no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect thereto, in the case of any cash dividend paid by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, (i) such dividend may be paid only if such dividend is paid on a ratable basis to the holders of such Capital Stock in accordance with their respective ownership percentages in such Restricted Subsidiary and (ii) such dividend, to the extent payable to any Person other than the Borrower or any Restricted Subsidiary of the Borrower, that constitutes a Subject Distribution, shall reduce the aggregate amount of Subject Distributions permitted under Section 11.6(b)(C) as described therein; and

(d)                the Borrower may declare and pay quarterly dividends in amounts determined by the board of directors of the Borrower; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower shall be in pro forma compliance with the covenants contained in Sections 10.1 and 10.2 as of the date of the declaration of such dividend (provided, that such dividend shall be paid within sixty (60) days of such declaration), (iii) immediately after giving effect to any payment of dividends permitted pursuant to this clause (d) and any Extensions of Credit incurred in connection therewith, the amount available and permitted to be drawn under the Revolving Credit Facility shall equal or exceed $100,000,000 and (iv) the aggregate amount of dividends declared and paid during each Fiscal Year shall not exceed fifty percent (50%) of Net Income for the Fiscal Year preceding the Fiscal Year in which such dividend is to be declared and paid (as set forth in the audited financial statements of the Borrower and its Subsidiaries for such preceding Fiscal Year) (the “Annual Dividend Limit”); provided further that the Borrower may declare and pay such quarterly dividends notwithstanding that the aggregate amount of dividends paid during such Fiscal Year would be in excess of the then applicable Annual Dividend Limit so long as the amount per share of such dividends does not exceed the amount per share paid during the most recent Fiscal Year in which the Borrower was in compliance with the Annual Dividend Limit (without giving effect to this proviso).

SECTION 11.7.   Limitations on Exchange and Issuance of Capital Stock.  Issue, sell or otherwise dispose of any class or series of Disqualified Capital Stock unless permitted as Debt pursuant to, and in accordance with the terms and conditions of, Section 11.1.

SECTION 11.8.   Transactions with Affiliates.  Except for transactions permitted by Sections 11.3, 11.6 and 11.7, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates, except with respect to each of clauses (a) and (b) above pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm’s-length transaction with a Person not its Affiliate.

SECTION 11.9.    Certain Accounting Changes; Organizational Documents.

(a)                 Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

(b)                 Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) in any manner materially adverse in any respect to the rights or interests of the Lenders or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse in any respect to the rights or interests of the Lenders.

SECTION 11.10.  Amendments; Payments and Prepayments of Certain Debt.

(a)                 Amend or modify (or permit the modification or amendment of) any of the subordination terms or provisions of any Subordinated Debt, in each case in any manner adverse to the rights and interests of the Administrative Agent and the Lenders.

(b)                 Amend or modify (or permit the modification or amendment of) any of the other terms or provisions of any Subordinated Debt (other than subordination provisions, the amendments or modifications to which shall be expressly governed by subsection (a) above) or, after the incurrence thereof pursuant to, and in accordance with, the terms of this Agreement, any Permitted Senior Notes (other than amendments or modifications of the economic terms of such Permitted Senior Notes to the extent consistent with the then current market for senior unsecured notes at the time of such amendment or modification), in each case, in any manner materially adverse to the rights and interests of the Administrative Agent or the Lenders.

(c)                  Cancel or forgive, make any payment or prepayment on, or purchase, redeem, defease or acquire or retire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt or, after the incurrence thereof pursuant to, and in accordance, with the terms of this Agreement, any Permitted Senior Notes, except:

(i)           refinancings, refundings, renewals, extensions or exchanges of Permitted Senior Notes or Subordinated Debt permitted by Section 11.1(q); and

(ii)          the payment of interest, expenses and indemnities in respect of (A) Subordinated Debt permitted hereunder (other than any such payments that are prohibited by the subordination provisions thereof) and (B) the Permitted Senior Notes; and

(iii)         in the case of offers to purchase such Debt upon a change of control or asset sale (subject, in each case, to the rights of the holders of the Obligations as set forth in the definitive documentation for such Debt).

SECTION 11.11.   Restrictive Agreements.

(a)                  Enter into any Debt or any other contractual obligation which contains any negative pledge on any of the properties or assets (whether now owned or hereafter acquired) of the Borrower or its Restricted Subsidiaries (other than any Permitted Franchisee Financing SPE) that restricts or limits its ability to create, incur or assume Liens at any time to secure the Obligations or that requires the grant of any security for such obligation if security is given for the Obligations, other than (i) any such restriction or encumbrance existing under or by reason of Applicable Law; (ii) customary restrictions on Liens upon the property subject to a Capital Lease set forth in such Capital Lease (provided that such restrictions do not apply to any property other than the property financed by such Capital Lease and the proceeds thereof); (iii) to the extent that any Permitted Senior Notes or Subordinated Debt are incurred pursuant to, and in accordance, with the terms of this Agreement, customary restrictions on the creation or assumption of Liens contained in such Permitted Senior Notes or in the definitive documentation governing such Subordinated Debt; (iv) customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition (not otherwise prohibited by the Loan Documents) of all or substantially all of the Capital Stock in, or assets of, such Subsidiary of the Borrower; (v) customary non-assignment provisions of any contract or lease (provided that such provisions are limited to assets consisting of such contract or lease itself and include no other assets); (vi) provisions imposed under or in connection with the granting of Liens permitted under Section 11.2(p) under or in connection with commodity swaps or other agreements or arrangements related to commodity prices; provided that such restrictions do not apply to any property other than property granted to secure such obligations; (vii) restrictions limited solely to cash or other deposits imposed under contracts entered into in the ordinary course of business; and (viii) restrictions on the pledge or assignment of Capital Stock of any Permitted Franchisee Financing SPE owned by the Borrower or any Restricted Subsidiary; or

(b)                  Enter into or permit to exist any agreement which impairs or limits the ability of any Restricted Subsidiary of the Borrower (other than any Permitted Franchisee Financing SPE) to pay dividends to the Borrower other than (i) any such impairment or limitation existing under or by reason of the Loan Documents or Applicable Law; (ii) obligations under any provision of any agreement or other instrument governing Debt that are binding on a Person that becomes a Subsidiary of the Borrower, so long as (A) such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (B) such Debt is otherwise permitted to be incurred or assumed under this Agreement and (C) such obligations are not applicable to any Person, or the properties or assets of any Person, other than the Person that becomes a Subsidiary of the Borrower; (iii) customary net worth provisions contained in leases and other agreements entered into by a Restricted Subsidiary of the Borrower in the ordinary course of business; (iv) restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business; and (v) restrictions or encumbrances that only affect a Restricted Subsidiary that is a Guarantor.

SECTION 11.12.   Nature of Business.  Substantively alter in any material respect the character or conduct of the business conducted by the Borrower and its Restricted Subsidiaries as of the Closing Date.

SECTION 11.13.   Impairment of Security Interests.  Take or omit to take any action, which could have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Secured Parties pursuant to the Security Documents) any ownership or security interest whatsoever in the Collateral, except for Liens permitted under Section 11.2 and asset disposition permitted under Section 11.5.

SECTION 11.14.   Purchases of Restaurants from Franchisees.  Purchase from its franchisees any  restaurant units within the restaurant concepts that are utilized by the Borrower and its Restricted Subsidiaries on the Closing Date; provided that the Borrower and its Restricted Subsidiaries may make such purchases so long as (a) no Default or Event of Default shall have occurred and be continuing after giving effect to any such purchase and any Debt incurred in connection therewith, (b) the Borrower shall be in pro forma compliance with the covenants set forth in Sections 10.1 and 10.2 after giving effect to any Debt incurred in connection with any such purchase and (c) at the time of the consummation of any such purchase, the Leverage Ratio, calculated at such time on a pro forma basis to give effect to all outstanding Funded Debt as of the date of such purchase (including any Funded Debt incurred in connection with such purchase), shall be less than 2.75 to 1.00, as demonstrated in a compliance certificate in form and substance satisfactory to the Administrative Agent and executed by a Responsible Officer of the Borrower.

ARTICLE XII
DEFAULT AND REMEDIES

SECTION 12.1.     Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)                 Default in Payment of Principal of Loans and Reimbursement Obligations.  The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)                 Other Payment Default.  The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

(c)                 Misrepresentation.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary under this Agreement, any other Loan Document or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made, or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary under this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d)           Default in Performance of Certain Covenants.

(i)           The Borrower or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2, 8.5(e)(i), 9.9, 9.10, 9.11, 9.12(b) or Articles X or XI (other than, with respect to Section 11.11(a), as specifically set forth in clause (ii) below) of this Agreement (subject in the case of Sections 8.1, 8.2 and 8.5(e)(i) to the provisions of Section 8.6).

(ii)          The Borrower or any Restricted Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Section 11.11(a), and such default shall continue for a period of thirty (30) days after any Responsible Officer of the Borrower or any of its Restricted Subsidiaries becomes aware of such default.

(e)                 Default in Performance of Other Covenants and Conditions.  The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

(f)                  Debt Cross-Default.  The Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

(g)                 Change in Control.  Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall, directly or indirectly, obtain beneficial ownership or control in one or more series of transactions of more than thirty percent (30%) of the common stock or thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing the Permitted Senior Notes (if any) or any other Debt in excess of $10,000,000 any “change in control” or equivalent term (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or Capital Stock provided for therein (any such event, a “Change in Control”).

(h)                 Voluntary Bankruptcy Proceeding.  The Borrower or any Restricted Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i)                  Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Restricted Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(j)                  Failure of Agreements.  Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person or their representative shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(k)                 ERISA Events.  The occurrence of any of the following events: (i) except where such failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 or 430 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) in excess of $2,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $2,000,000.

(l)                  Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Restricted Subsidiaries by any court and such judgment or order shall continue without discharge, vacation or stay for a period of thirty (30) consecutive days.

(m)                Environmental Claims.  Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries; the Borrower and its Subsidiaries would be reasonably likely to incur liability as a result thereof and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 12.2.   Remedies.  Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)                 Acceleration; Termination of Facilities.  Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Cash Management Obligations and Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit hereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations (other than Cash Management Obligations and Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)                 Letters of Credit.  With respect to all Letters of Credit with respect to which any amount shall remain undrawn and unexpired at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

(c)                  Rights of Collection.  Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower’s Obligations.

SECTION 12.3.   Rights and Remedies Cumulative; Non-Waiver; etc.

(a)                  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)                  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 12.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising set-off rights in accordance with Section 14.3 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 12.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 12.4.   Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 12.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Swingline Lender in its capacity as such and the Issuing Lender in its capacity as such (ratably among the Administrative Agent, the Swingline Lender and the Issuing Lender in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and any payment obligations then owing with respect to Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) and Cash Management Obligations (ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them);

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Cash Management Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedging Bank, as the case may be.  Each Cash Management Bank or Hedging Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XIII for itself and its Affiliates as if a “Lender” party hereto.

SECTION 12.5.   Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender, the Swingline Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender, the Swingline Lender and the Administrative Agent under Sections 3.3, 5.3 and 14.2) allowed in such judicial proceeding; and

(b)                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Issuing Lender, the Swingline Lender and to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Lender and the Swingline Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 14.2.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 12.6.   Credit Bidding.

(a)                 The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b)                 Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XIII
THE ADMINISTRATIVE AGENT

SECTION 13.1.   Appointment and Authority.  Each of the Lenders and the Issuing Lender hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Cash Management Bank or Hedging Bank) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article XIII and Article XIV (including Section 14.2, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 13.2.   Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 13.3.   Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)              shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 14.11 and Section 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 13.4.   Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 13.5.    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 13.6.   Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XIII and Section 14.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)           Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

SECTION 13.7.   Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 13.8.   No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the documentation agents, syndication agents, book managers, book runners or arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

SECTION 13.9.   Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion (without notice to, or vote of consent of, any Cash Management Bank or Hedging Bank),

(a)               to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Secured Parties, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans and Reimbursement Obligations, payment of all outstanding indemnities, fees and expenses hereunder (other than those Obligations which survive pursuant to Section 14.15), the termination of the Revolving Credit Commitment and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 14.11, if approved, authorized or ratified in writing by the Required Lenders;

(b)               to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and

(c)               to release any Guarantor from its obligations under the Guaranty Agreement, the Collateral Agreement and any other Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Without limiting the authority of the Administrative Agent under the Loan Documents, upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 13.9.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 13.10.   Cash Management Obligations and Hedging Obligations.  No Cash Management Bank or Hedging Bank, as applicable, that obtains the benefits of Section 12.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article XIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Cash Management Agreements and Hedging Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedging Bank, as the case may be.

ARTICLE XIV
MISCELLANEOUS

SECTION 14.1.    Notices.

(a)              Method of Communication.  Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery, telecopy, recognized overnight courier service or certified mail, return receipt requested. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. Notices delivered through electronic communications to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c).

(b)              Addresses for Notices.  Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:	Jack in the Box Inc.
9330 Balboa Avenue
San Diego, California 92123-1516
Attention: Paul D. Melancon
Telephone No.: (858) 571-2248
Telecopy No.: (858) 694-1533
With a copy (which
shall not constitute
notice) to:	Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: Linda L. Curtis
Telephone No.: (213) 229-7582
Telecopy No.: (213) 229-7520
If to Wells Fargo as	Wells Fargo Bank, National Association
Administrative Agent:	MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone No.: (704) 590-2730
Telecopy No.: (704) 590-3481
Electronic Mail: agencyservices.requests@wellsfargo.com

With copies to:	Wells Fargo Bank, National Association
1808 Aston Avenue, Suite 250
Carlsbad, California 92008
Attention: Scott Martin
Telephone No.: (760) 918-2712
Telecopy No.: (760) 918-2727
Electronic Mail: scott.jay.martin@wellsfargo.com

If to any Lender:	To the address set forth in the Register

(c)                  Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)                Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(e)                Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(f)                 Platform.

(i)           Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lender and the other Lenders by posting the communications on the Platform, subject, in all respects to the confidentiality provisions of Section 14.12.

(ii)           The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) a material breach by such Agent Party of its obligations under this Agreement (including, without limitation, the confidentiality provisions set forth in Section 14.12) or (B) the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(iii)           Private Side Designation.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities Applicable Laws

SECTION 14.2.   Expenses; Indemnity.

(a)              Costs and Expenses.  The Borrower and each other Credit Party, jointly and severally, shall pay (i) all reasonable and invoiced out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and invoiced out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of- pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)              Indemnification by the Borrower.  The Borrower shall indemnify each Arranger, the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a breach by such Indemnitee of its material obligations under the Loan Documents or the gross negligence or willful misconduct of such Indemnitee; provided further that such indemnity shall not require the Borrower or any Credit Party to reimburse any Indemnitee (other than the Arrangers, the Administrative Agent and their respective Affiliates as provided for in subsection (a) of this Section) for costs and expenses in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents.  This Section 14.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)              Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s applicable percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d)              Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower and each Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)               Payments.  All amounts due under this Section 14.2 shall be payable promptly after demand therefor.

(f)                Survival.  Each party’s obligations under this Section 14.2 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 14.3.   Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 12.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 14.4.   Governing Law.  This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to the conflicts of law principles thereof.

SECTION 14.5.    Jurisdiction and Venue.

(a)             Submission to Jurisdiction.  The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(b)             Waiver of Venue.  The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)              Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 14.6.   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 14.7.   Reversal of Payments.  To the extent the Borrower or any other Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 14.8.   Injunctive Relief.  The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 14.9.   Accounting Matters.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 14.10.  Successors and Assigns; Participations.

(a)                Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 14.10 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided in each case with respect to any Credit Facility, that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (in each case, with respect to any Credit Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been received by the Borrower from the assigning Lender (through the Administrative Agent), unless such consent is expressly refused by the Borrower in a written notice to the Administrative Agent prior to such tenth (10th) Business Day;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) the Term Loan Facility to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)           the consents of the Issuing Lender and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of the Revolving Credit Facility.

(iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)          No Assignment to Borrower.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 14.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c)            Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.

(i)          Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 14.2(c) with respect to any payments made by such Lender to its Participant(s).

(ii)          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso of Section 14.11 that directly affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 14.10; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

(iii)          Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 14.11.   Amendments, Waivers and Consents.  Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)                  (i)               waive any condition set forth in Section 6.1 without the written consent of each Lender directly and adversely affected thereby; or

(ii)           without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive (A) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (B) the amount of the Swingline Commitment or (C) the amount of the L/C Commitment;

(b)                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 12.2) or the amount of Loans of any Lender without the written consent of such Lender;

(c)                 postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments or commitment reductions) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)                 reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clauses (iv) and (v) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to (i) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable hereunder or (ii) waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default;

(e)                 change Section 5.6 or Section 12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(f)                  change Section 4.4(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(g)                 change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;

(h)                 release all or substantially all of the value of Collateral or release any Security Document without the written consent of each Lender (other than as authorized in Section 13.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document); or

(i)                  release all or substantially all of the value of the Guarantees without the written consent of each Lender (other than as authorized in Section 13.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document);

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Administrative Agent’s Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) the Joint Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or omission of a technical or immaterial nature in such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

SECTION 14.12.   Confidentiality.  Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Cash Management Agreement with a Cash Management Bank or any Hedging Agreement with a Hedging Bank) or any action or proceeding relating to this Agreement or any other Loan Document (or any such Cash Management Agreement or Hedging Agreement) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the prior written consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 14.12 or (y) becomes available to the Administrative Agent, the Issuing Lender or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, (j) on a confidential basis to (i) any rating agency in connection with rating the Borrower and/or its Subsidiaries or the Credit Facility and (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of written information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 14.13.    Performance of Duties.  The Borrower’s obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

SECTION 14.14.    All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 14.15.    Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 14.16.    Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement or any other Loan Document are for convenience only, and neither limit nor amplify the provisions of this Agreement or any other Loan Document.

SECTION 14.17.    Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14.18.   Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterparty hereof.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

SECTION 14.19.   Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 14.20.   Term of Agreement.  This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than (a) contingent indemnification obligations not then due, (b) the Hedging Obligations and (c) the Cash Management Obligations) shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender and all Revolving Credit Commitments have been terminated. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender’s Revolving Credit Commitment. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 14.21.   Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

SECTION 14.22.   USA Patriot Act.  The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender to identify such Borrower or Guarantor in accordance with the Patriot Act.

SECTION 14.23.   Independent Effect of Covenants.  The Borrower expressly acknowledges and agrees that each covenant contained in Articles IX, X, or XI hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX, X, or XI if, before or after giving effect to such transaction or act, if as a result of such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles IX, X, or XI.

SECTION 14.24.   Collateral.  Each of the parties hereto represents to each of the other parties hereto that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 14.25.   Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the corresponding respective Commitments of the Lenders hereunder.  In furtherance of the foregoing each of the Lenders hereby authorizes the Administrative Agent to enter into any Security Document on its behalf (such Lender’s signature to this Agreement being conclusive evidence of such authorization).

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

JACK IN THE BOX INC., as Borrower

By:	/s/ Paul D. Melancon
Name:	Paul D. Melancon
Title:	Senior Vice President, Finance,
Controller & Treasurer

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Sally Hoffman
Name:	Sally Hoffman
Title:	Managing Director

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Lender

By:	/s/ Jaime Eng
Name:	Jaime Eng
Title:	Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

FIFTH THIRD BANK, as Lender

By:	/s/ Gary S. Losey
Name:	Gary S. Losey
Title:	Vice President-Corporate Banking

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. “RABOBANK NEDERLAND” NEW YORK BRANCH, as Lender

By:	/s/ Matthew Gregg
Name:	Matthew Gregg
Title:	Vice President

By:	/s/ Gillian Dickson
Name:	Gillian Dickson
Title:	Executive Director

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

COMPASS BANK, as Lender

By:	/s/ Jeff Piccinelli
Name:	Jeff Piccinelli
Title:	Senior Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

RBS CITIZENS, N.A., as Lender

By:	/s/ Dan Agnew
Name:	Dan Agnew
Title:	Senior Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

REGIONS BANK, as Lender

By:	/s/ Jake Nash
Name:	Jake Nash
Title:	Managing Director

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Senior Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION, as Lender

By:	/s/ J. Ashley Sutherland
Name:	J. Ashley Sutherland
Title:	Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Matthew D. Meister
Name:	Matthew D. Meister
Title:	Assistant Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

BANK OF THE WEST, as Lender

By:	/s/ Kristian Ilkov
Name:	Kristian Ilkov
Title:	Managing Director

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

CADENCE BANK, N.A., as Lender

By:	/s/ Charles M. Joye III
Name:	Charles M. Joye III
Title:	Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

CRÉDIT INDUSTRIEL ET COMMERCIAL, as Lender

By:	/s/ Clifford Abramsky
Name:	Clifford Abramsky
Title:	Managing Director

By:	/s/ Marcus Edward
Name:	Marcus Edward
Title:	Managing Director

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

CITY NATIONAL BANK, as Lender

By:	/s/ Jeanine Smith
Name:	Jeanine Smith
Title:	Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

MANUFACTURERS BANK, as Lender

By:	/s/ Sandy Lee
Name:	Sandy Lee
Title:	Vice President

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Jack in the Box Inc.
Second Amended and Restated Credit Agreement
Signature Page

EXHIBIT A-1
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$__________	_________, 201__

FOR VALUE RECEIVED, the undersigned, JACK IN THE BOX INC., a corporation organized under the laws of Delaware (the “Borrower”), promises to pay to the order of  ___________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of ___________ DOLLARS ($__________) or, if less, the principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the financial institutions who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

The Obligations evidenced by this Revolving Credit Note are senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

[This Revolving Credit Note is issued in substitution for and replacement of, but not repayment or novation of, the Revolving Credit Note dated November 5, 2012, executed by the Borrower and payable to the Lender.]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note under seal as of the day and year first above written.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Revolving Credit Note
Signature

EXHIBIT A-2
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF SWINGLINE NOTE

SWINGLINE NOTE

$20,000,000	_________, 201__

FOR VALUE RECEIVED, the undersigned, JACK IN THE BOX INC., a corporation organized under the laws of Delaware (the “Borrower”), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or, if less, the principal amount of all Swingline Loans made by the Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the financial institutions who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Swingline Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. Swingline Loans refunded as Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the Borrower as Revolving Credit Loans pursuant to the Revolving Credit Notes, and shall not be payable under this Swingline Note as Swingline Loans. All payments of principal and interest on this Swingline Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

The Obligations evidenced by this Swingline Note are senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

[This Swingline Note is issued in substitution for and replacement of, but not repayment or novation of, the Swingline Note dated November 5, 2012, executed by the Borrower and payable to the Lender.]

[Signature Page Follows]

Jack in the Box Inc.
Swingline Note
Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Swingline Note under seal as of the day and year first above written.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Swingline Note
Signature Page

EXHIBIT A-3
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF TERM NOTE

TERM NOTE

$__________	_________, 201__

FOR VALUE RECEIVED, the undersigned, JACK IN THE BOX INC., a corporation organized under the laws of Delaware (the “Borrower”), promises to pay to the order of _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _______________ DOLLARS ($____________) or, if less, the principal amount of all Term Loans made by the Lender pursuant to that certain Second Amended and Restated Credit Agreement, dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the financial institutions who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Term Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on this Term Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Term Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

The Obligations evidenced by this Term Note are senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Note.

[This Term Note is issued in substitution for and replacement of, but not repayment or novation of, the Term Note dated November 5, 2012, executed by the Borrower and payable to the Lender.]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Term Note under seal as of the day and year first above written.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Term Note
Signature Page

EXHIBIT B
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of:  ____________

Wells Fargo Bank, National Association,
   as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section [2.3] [4.2] of the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a corporation organized under the laws of Delaware (the “Borrower”), the lenders who are or may become party thereto, as Lenders (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”).

1.           The Borrower hereby requests that the Lenders make a [Revolving Credit Loan] [Swingline Loan] [Term Loan] to the Borrower in the aggregate principal amount of $____________. (Complete with an amount in accordance with Section 2.3(a) or Section 4.2 of the Credit Agreement).

2.           The Borrower hereby requests that such Loan be made on the following Business Day:  __________________. (Complete with a Business Day in accordance with Section 2.3(a) of the Credit Agreement for Revolving Credit Loans or Swingline Loans and the Closing Date for Term Loan in accordance with Section 4.2 of the Credit Agreement.)

3.           The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

[Base Rate or LIBOR Rate]1

4.           The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

1     Complete with (i) the Base Rate or the LIBOR Rate for Revolving Credit Loans and Term Loan and (ii) the Base Rate for Swingline Loans.

5.           All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

6.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the date first written above.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Notice of Borrowing
Signature Page

EXHIBIT C
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________

Wells Fargo Bank, National Association,
   as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services
Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a corporation organized under the laws of Delaware (the “Borrower”), the lenders who are or may become party thereto, as Lenders (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”).

1.           The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

__________________________
ABA Routing Number: ________
  Account Number:  ___________

2.           This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the date first written above.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Notice of Account Designation
Signature Page

EXHIBIT D
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: __________

Wells Fargo Bank, National Association,
   as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section [2.4(d)] [4.4] of the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a corporation organized under the laws of Delaware (the “Borrower”), the lenders who are or may become party thereto, as Lenders (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”).

1.           The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:  _________________. (Complete with an amount in accordance with Section 2.4 or Section 4.4 of the Credit Agreement.)

2.           The Loan to be prepaid is a [check each applicable box]

☐           Swingline Loan

☐           Revolving Credit Loan

☐           Term Loan

3.           The Borrower shall repay the above-referenced Loans on the following Business Day: ______________. (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to any Base Rate Loan (other than a Swingline Loan), the same day as the date of this Notice of Prepayment with respect to any Swingline Loan and three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

4.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the date first written above.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Notice of Prepayment
Signature Page

EXHIBIT E
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of:  _____________

Wells Fargo Bank, National Association,
   as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a corporation organized under the laws of Delaware (the “Borrower”), the lenders who are or may become party thereto, as Lenders (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”).

1.           The Loan to which this Notice relates is a [Revolving Credit Loan] [Term Loan].  (Delete as applicable.)

2.           This Notice is submitted for the purpose of:  (Check one and complete applicable information in accordance with the Credit Agreement.)

☐           Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_____________.

(b)	The principal amount of such Loan to be converted is $_______________.

(c)	The requested effective date of the conversion of such Loan is _____________.

(d)	The requested Interest Period applicable to the converted Loan is ______________.

☐	Converting all or a portion of LIBOR Rate Loan into a Base Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_____________.

(b)	The last day of the current Interest Period for such Loan is______________.

(c)	The principal amount of such Loan to be converted is $_____________.

(d)	The requested effective date of the conversion of such Loan is _____________.

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_____________.

(b)	The last day of the current Interest Period for such Loan is _____________.

(c)	The principal amount of such Loan to be continued is $_____________.

(d)	The requested effective date of the continuation of such Loan is _____________.

(e)	The requested Interest Period applicable to the continued Loan is _____________.

3.           All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

4.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the date first written above.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Notice of Conversion/Continuation
Signature Page

EXHIBIT F
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER'S COMPLIANCE CERTIFICATE

The undersigned, on behalf of Jack in the Box Inc., a corporation organized under the laws of Delaware (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.           This certificate is delivered to you pursuant to Section 8.2 of the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the lenders who are or may become party thereto, as Lenders (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.           I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the ______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.           I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

4.           The Borrower and its Subsidiaries are in compliance with the financial covenants contained in Article X of the Credit Agreement as shown on Schedule 1 attached hereto.

5.           As of the most recent fiscal quarter end, the percentage of Consolidated EBITDA of the Borrower and its Subsidiaries that is represented by (a) all of the Unrestricted Subsidiaries taken as a whole and (b) each individual Unrestricted Subsidiary are each set forth on the attached Schedule 1.

6.           As of the most recent fiscal quarter end, the percentage of the Consolidated assets of the Borrower and its Subsidiaries that is represented by (a) all of the Unrestricted Subsidiaries taken as a whole and (b) each individual Unrestricted Subsidiary are each set forth on the attached Schedule 1.

7.           The Applicable Margin and calculations determining the same are set forth on the attached Schedule 1.

[Signature Page Follows]

WITNESS the following signature as of the _______ day of ____________, 201__.

JACK IN THE BOX INC.

By:
Name:
Title:

Jack in the Box Inc.
Officer's Compliance Certificate
Signature Page

Schedule 1
to
Officer's Compliance Certificate

[Template to be separately provided]

EXHIBIT G
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”).  [It is understood and agreed that the rights and obligations of the Assignees2 hereunder are several and not joint.]3  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	Jack in the Box Inc., a Delaware corporation

1  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.
2  Select as appropriate.
3  Include bracketed language if there are multiple Assignees.

1

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Second Amended and Restated Credit Agreement dated as of March 19, 2014 by and among Jack in the Box Inc., a Delaware corporation, as Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time)

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	______________]4

[Remainder of Page Intentionally Left Blank]

4  To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date:   _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

3

[Consented to and]5  Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent[, Issuing Lender and Swingline Lender]

By:_________________________________
Name:
Title:

[Consented to:]6

JACK IN THE BOX INC.

By:________________________________
Name:
Title:

5  To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Lender is required by the terms of the Credit Agreement.
6  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

4

SCHEDULE 1
To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned1	Aggregate Amount of Commitment/ Loans for all Lenders2	Amount of Commitment/ Loans Assigned3	Percentage Assigned of Commitment/ Loans4	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]5
[and is an Affiliate/Approved Fund of [identify Lender]6]

By:
Name:
Title:

1  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)
2  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5  Add additional signature blocks, as needed.
6  Select as appropriate.

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 14.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.114 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1  Update as necessary to refer to appropriate Financial Statement delivery Section in Credit Agreement.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF GUARANTY AGREEMENT

EXHIBIT I
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF COLLATERAL AGREEMENT

EXHIBIT J-1
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN LENDERS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20__

EXHIBIT J-2
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party a thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20__

EXHIBIT J-3
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANT PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20__

EXHIBIT J-4
to
Second Amended and Restated Credit Agreement
dated as of March 19, 2014
by and among
Jack in the Box Inc.,
as Borrower,
the Lenders party thereto,
as Lenders
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN LENDER PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Jack in the Box Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20__

SCHEDULE 1.1(a) – EXISTING LETTERS OF CREDIT

L/C Number	Face Amount	Beneficiary	Expiration	Issuing Bank
SM201759W	$5,429,000	Transportation Insurance Company (CNA)	10/31/2014	Wells Fargo Bank, N.A. (fka Wachovia Bank, N.A.)
SM221815W	20,400,000	Ace American Insurance Company	10/1/2014	Wells Fargo Bank, N.A. (fka Wachovia Bank, N.A.)

SCHEDULE 1.1(b) – RESTAURANT UNITS HELD FOR RESALE

As of March 10, 2014

JIB#	Location	Restaurant Opening
3404	7949 Watt Ave Antelope, CA 95843	9/26/1992
3457	2010 E Main St Woodland, CA 95776	10/9/1997

SCHEDULE 1.1(c) – UNRESTRICTED SUBSIDIARIES

1.	Foodmaker Inc., a Delaware corporation

2.	Foodmaker International Franchising, Inc., a Delaware corporation

3.	Stored Value Card, Inc., a Colorado corporation

4.	JIB Stored Value Cards, LLC, a Virginia limited liability company

5.	ZRC Operations Company, Inc., a Colorado corporation

6.	QMG Stored Value Cards, LLC, a Virginia limited liability company

7.	Qdoba of Canada Inc., a British Columbia corporation

SCHEDULE 7.1(a) – JURISDICTION OF ORGANIZATION AND QUALIFICATION

Jack in the Box Inc.

State of Organization:	Delaware
States of Qualification:	Arizona
California
Colorado
Hawaii
Idaho
Illinois
Kansas
Louisiana
Minnesota
Nebraska
Nevada
New Mexico
North Carolina
Oklahoma
Oregon
South Carolina
Texas
Utah
Washington

Jack in the Box Eastern Division L.P.

State of Organization:                             Texas
States of Qualification:                           Arkansas
Illinois
Indiana
Kentucky
Louisiana
Michigan
Missouri
North Carolina
Ohio
Oklahoma
South Carolina
Tennessee
Virginia
Wisconsin

JBX General Partner LLC

State of Organization:	Delaware
States of Qualification:	Georgia
Illinois
South Carolina
Texas

JBX Limited Partner, LLC

State of Organization:	Delaware
States of Qualification:	None

Foodmaker Inc.

State of Organization:	Delaware
States of Qualification:	None

Foodmaker International Franchising, Inc.

State of Organization:	Delaware
States of Qualification:	California
Qdoba Restaurant Corporation

State of Organization:                              Delaware
States of Qualification:                            Alaska
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Missouri
Mississippi

Montana
North Carolina
North Dakota
Nebraska
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

ZRC Operations Company, Inc.

State of Organization:Colorado
States of Qualification:                           California
Connecticut
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kentucky
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri Montana North Dakota Nebraska New Hampshire New Jersey New York Ohio Pennsylvania Rhode Island South Dakota Tennessee Virginia Washington

JIB Stored Value Cards, LLC

State of Organization:                             Virginia
States of Qualification:                           None

QMG Stored Value Cards, LLC

State of Organization:                             Virginia
States of Qualification:                           None

Stored Value Card, Inc.

State of Organization:                             Colorado
States of Qualification:                           None

Qdoba of Canada Inc.

State of Organization                              British Columbia
States of Qualification                            None

Jack in the Box Franchise Finance, LLC

State of Organization:	Delaware
States of Qualification:                            None

SCHEDULE 7.1(b) – SUBSIDIARIES AND CAPITALIZATION

1.    Jack in the Box Eastern Division L.P., a Texas limited partnership

●    JBX General Partner LLC owns a 1% general partnership interest

●    JBX Limited Partner LLC owns a 99% limited partnership interest

2.    JBX General Partner LLC, a Delaware limited liability company

●    Jack in the Box Inc. owns 100% of the membership interests

3.    JBX Limited Partner LLC, a Delaware limited liability company

●    Jack in the Box Inc. owns 100% of the membership interests

4.    Foodmaker Inc., a Delaware corporation

●    Jack in the Box Inc. owns 100% of the issued and outstanding shares (1,000 shares) with $0.01 par value

5.    Foodmaker International Franchising, Inc., a Delaware corporation

●    Jack in the Box Inc. owns 100% of the issued and outstanding shares (10,000 shares) with $0.10 par value

6.    JIB Stored Value Cards, LLC, a Virginia limited liability company

●    Jack in the Box Inc. owns 100% of the membership interests

7.    Qdoba Restaurant Corporation, a Delaware corporation

●    Jack in the Box Inc. owns 100% of the issued and outstanding shares (1,000 shares) with $0.01 par value

8.    ZRC Operations Company, Inc., a Colorado corporation

●    Qdoba Restaurant Corporation owns 100% of the issued and outstanding shares (1,000 shares) with $0.01 par value

9.    QMG Stored Value Cards, LLC, a Virginia limited liability company

●    Qdoba Restaurant Corporation owns 100% of the membership interests

10.    Stored Value Card, Inc., a Colorado corporation

●    Jack in the Box Inc. owns 100% of the issued and outstanding shares (1,000 shares) with $0.01 par value

11.    Jack in the Box Franchise Finance, LLC, a Delaware limited liability company

●    Jack in the Box Inc. owns 100% of the membership interests

12.    Qdoba of Canada Inc., a British Columbia corporation

●    Qdoba Restaurant Corporation owns 100% of the issued and outstanding shares (1,000 shares) with $0.01 par value

SCHEDULE 7.1(i) – ERISA PLANS

Pension Plans

Jack in the Box Inc. Retirement Plan

401(k) Plan

Jack in the Box Inc. Easy$aver Plus Plan

Vacation Plan

Jack in the Box Inc. Employee Vacation Benefit Plan

Health & Welfare Plans

Jack in the Box Inc. Retiree Health and Welfare Benefits Plan

Jack in the Box Inc. Active Employee Health and Welfare Benefits Plan

Jack in the Box Inc. Flexible Spending Plan

SCHEDULE 7.1(u) – LITIGATION

None.

SCHEDULE 11.1(c) – PERMITTED DEBT

Capitalized lease obligations	$5,281,070*

*Estimated as of 9/29/2013

SCHEDULE 11.2 - EXISTING LIENS
(Based on UCC Lien Search Results as of February 19, 2014)

Collateral Description

E(S) = Equipment (specified items only)
E(C)= Equipment (all items sold, leased or financed under specific contract)
O = Other

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY OF PLAINTIFF	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION
Jack in the Box Inc.	Delaware SOS	General Electric Capital Corporation P.O. Box 35701 Billings, MT 59107	Initial 11643035 12/07/01 Continuation 63304482 9/25/06 Continuation 2011 3804419 10/04/11 Amendment 2011 3804435 10/04/11	E(S)
		General Electric Capital Corporation P.O. Box 35713 Billings, MT 59107	Initial 30046519 01/07/03 Continuation 2007 3710307 10/02/07 Continuation 2012 4202513 10/31/12 Amendment 2012 4202521 10/31/12	E(S)

General Electric Capital Corporation P.O. Box 35713 Billings, MT 59107	Initial 30046675 01/07/03 Continuation 2007 3710331 10/02/07 Continuation 2012 4322006 11/08/12 Amendment 2012 4322014 11/08/12	E(S)
General Electric Capital Corporation P.O. Box 35713 Billings, MT 59107	Initial 32278722 09/03/03 Continuation 2008 1673589 05/14/08 Amendment 2013 2054451 05/30/13 Continuation 2013 2054469 05/30/13	E(S)
Fleet Capital Corporation One Financial Plaza, 5th Floor Providence, RI 02903	Initial 42942128 10/13/04 Continuation 2009 2532346 08/07/09	E(S)
Fleet Capital Corporation One Financial Plaza, 5th Floor Providence, RI 02903	Initial 42942151 10/13/04 Continuation 2009 2532254 08/07/09	E(S)

Wachovia Bank, National Association 301 S. College Street Charlotte, NC 28288	Initial 43168764 11/05/04 Continuation 2009 2435318 07/30/09
Crown Credit Company 40 S. Washington Street New Bremen, OH 45869	Initial 53685725 11/30/05 Continuation 2010 3054982 09/01/10	E(C)
General Electric Capital Corporation 2400 East Katella Avenue, Suite 800 Anaheim, CA 92806	Initial 60231266 01/13/06 Amendment 2010 4169664 11/29/10 Continuation 2010 4169672 11/29/10	E(S)
General Electric Capital Corporation 2400 East Katella Avenue, Suite 800 Anaheim, CA 92806	Initial 60451617 01/26/06 Continuation 2010 4079715 11/19/10	E(S)
De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Initial 60886184 03/15/06 Continuation 2011 0108244 01/11/11	E(C)

General Electric Capital Corporation P.O. Box 35701 Billings, MT 59107	Initial 2007 1949469 05/23/07 Amendment 2012 0809212 03/01/12 Amendment 2012 0809246 03/01/12 Continuation 2012 0818890 03/02/12	E(C)
Banc of America Leasing & Capital, LLC One Financial Plaza Providence, RI 02903	Initial 2007 3636411 09/26/07 Continuation 2012 2606228 07/06/12	E(S)
General Electric Capital Corporation P.O. Box 35701 Billings, MT 59107	Initial 2007 3653333 09/27/07 Amendment 2012 2545202 07/02/12 Continuation 2012 2545244 07/02/12	E(C)
General Electric Capital Corporation P.O. Box 35701 Billings, MT 59107	Initial 2008 0691400 02/26/08 Amendment 2012 4583813 11/28/12 Continuation 2012 4583821 11/28/12	E(C)

General Electric Capital Corporation P.O. Box 35713 Billings, MT 59107	Initial 2008 3168679 09/18/08 Amendment 2013 1589317 04/25/13 Continuation 2013 1589325 04/25/13	E(S)
CSI Leasing, Inc. 9990 Ole Olive Street Road Suite 101 St. Louis, MO 63141	Initial 2009 0805587 03/13/09	E(C)
CSI Leasing, Inc. 9990 Old Olive Street Road Suite 101 St. Louis, MO 63141	Initial 2009 1170817 04/13/09	E(C)
US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2009 2189584 07/08/09 Amendment 2009 3066450 09/24/09 Amendment 2009 3066799 09/24/09 Amendment 2009 3066989 09/24/09	E(C)

US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2009 2189618 07/08/09 Amendment 2009 4097504 12/22/09 Amendment 2009 4100761 12/22/09 Amendment 2009 4105232 12/22/09 Amendment 2009 4117575 12/23/09	E(C)
US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2009 3024129 09/22/09	E(C)
US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2009 3024202 09/22/09 Amendment 2010 1184757 04/06/10 Amendment 2010 1281892 04/13/10	E(C)
US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2009 3034599 09/22/09 Amendment 2010 1184740 04/06/10 Amendment 2010 1190804 04/06/10 Amendment 2010 1190812 04/06/10	E(C)

Wells Fargo Equipment Finance, Inc. 733 Marquette Ave., #300 Minneapolis, MN 55479	Initial 2009 3035059 09/22/09 Amendment 2010 3557455 10/12/10 Assignment 2010 3579475 10/13/10	E(C)
Wells Fargo Equipment Finance, Inc 733 Marquette Ave., #700 Minneapolis, MN 55402	Initial 2010 2112476 6/17/10 Assignment 2011 0136997 01/12/11	E(C)
US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2010 2112484 6/17/10	E(C)
US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2010 2112500 6/17/10	E(C)
US Bancorp Equipment Finance, Inc. 801 Larkspur Landing Cir Larkspur, CA 94939	Initial 2010 2120107 6/17/10	E(C)
US Bancorp Equipment Finance, Inc. P. O. Box 230789 Portland, OR 97281 Partial Assignment: Wells Fargo Equipment Finance, Inc 733 Marquette Ave., #700 Minneapolis, MN 55402	Initial 2010 3860917 11/03/10 Partial Assignment 2011 0435498 01/13/11	E(C)

Jack in the Box Franchise Finance, LLC
9330 Balboa Avenue
San Diego, CA  92123

Additional Secured Party:
Rabobank Nederland, New York
Branch, as Administrative Agent
245 Park Avenue, 37th Floor
New York, NY 10167
	Initial 2011 0186323 01/18/11	O1

1    Lien filed in connection with the Permitted Franchisee Financing Program.

Jack in the Box Franchise Finance, LLC
9330 Balboa Avenue
San Diego, CA  92123

Additional Secured Party:
Rabobank Nederland, New York
Branch, as Administrative Agent
245 Park Avenue, 37th Floor
New York, NY 10167
	Initial 2011 0187255 01/18/11	O2
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1112351 03/25/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1112369 03/25/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1121899 03/25/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1136368 03/28/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1136376 03/28/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1136384 03/28/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1139362 03/28/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 201 11348120 04/11/11	E(S)
General Electric Capital Corporation 4 Park Plaza Suite 1400 Irvine, CA 92614	Initial 2011 1668063 05/04/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 1762627 05/10/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 2329038 06/17/11	E(S)

2    Lien filed in connection with the Permitted Franchisee Financing Program.

Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 2505033 06/29/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 2672114 07/12/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 2770728 07/19/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 2793159 07/20/11	E(S)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 3545921 09/15/11 Amendment 2011 3838136 10/05/11	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 3545947 09/15/11 Amendment 2011 3838151 10/05/11	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 3706267 09/27/11 Amendment 2011 3838243 10/05/11	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 3810242 10/04/11 Amendment 2011 3838284 10/05/11	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 4011725 10/18/11	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 4268010 11/04/11	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2011 4452085 11/18/11	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2012 0329278 01/26/12	E(C)

Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2012 0751760 02/27/12	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2012 1728932 05/03/12	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2012 2214734 06/08/12	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2012 2214742 06/08/12	E(C)
Raymond Leasing Corporation P.O. Box 130 Greene, NY 13778	Initial 2012 2214759 06/08/12	E(C)
Ikon Financial Svcs 1738 Bass Rd Macon, GA 31210-1043	Initial 2012 3402528 09/02/12	E(C)
NCR Corporation 3095 Satellite Blvd. Duluth, GA 30096	Initial 2013 3958106 10/09/13	E(C)

SCHEDULE 11.3 – EXISTING LOANS, ADVANCES AND INVESTMENTS

Notes Receivable

Location	Franchisee/Borrower	Due Date	Balance as of 3/1/14

J946	Keshani	10/31/2014	$972,621.53

Joint Ventures

Jack In the Box Inc. holds a 12.21% interest in Woodway Joint Venture, a Florida joint venture.

Jack In the Box Inc. holds a 16.7% interest in San Antonio #849 Joint Venture, a Florida joint venture.